Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

by and between

AIADVERTISING, INC.

AND

HEXAGON PARTNERS, LTD.

dated as of

April 10, 2023

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of April 10, 2023, is entered into by and between AiAdvertising, Inc., a Nevada corporation (the “Company”), and Hexagon Partners, Ltd., a Texas limited partnership, and each other Person that becomes a party to this Agreement pursuant to Section 2.02 (the “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the issuance by the Company of up to 3,000,000 shares of Series I Convertible Preferred Stock, par value $0.001 per share (the “Series I Preferred Stock”), with the rights, preferences, powers, restrictions, and limitations set forth in the certificate of designation of the Company in the form attached hereto as Exhibit A (the “Certificate of Designation”), which the Company shall have filed with the Secretary of State of the State of Nevada at or prior to the Initial Closing; and

WHEREAS, the shares of Series I Preferred Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares,” and the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Shares shall be referred to as the “Conversion Shares;” and

WHEREAS, the Company wishes to sell to Purchaser, and Purchaser wishes to purchase from the Company, the Shares, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

The following terms have the meanings specified or referred to in this Article I:

“Action” has the meaning set forth in Section 3.10.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Recitals.

“Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA and each other employment, consulting, bonus, pension, profit-sharing, retirement, deferred compensation, incentive compensation, equity-based compensation, vacation, paid time off, fringe benefit, severance, change in control, retention, disability, death, medical or welfare benefit, post-employment or retirement, or other compensatory or employee benefit plan, agreement, policy, program, or arrangement (whether or not subject to ERISA), in each case sponsored, maintained, or contributed to (or required to be sponsored, maintained, or contributed to) by the Company or any Subsidiary or with respect to which the Company or any Subsidiary has any liability (whether actual or contingent).

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“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in New York are authorized or required by Law to be closed for business.

“Bylaws” means Bylaws of the Company, dated as of January 2002.

“Certificate of Designation” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 2.04(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Closing Date” has the meaning set forth in Section 2.04(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Recitals.

“Disclosure Schedule” means the disclosure schedules delivered by the Company to Purchaser concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Environmental Law” has the meaning set forth in Section 3.14.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity, trade, or business, whether or not incorporated, that is considered a single employer together with the Company or any Subsidiary under ERISA Section 4001 or part of the same “controlled group” with the Company or any Subsidiary for purposes of Section 414 of the Code.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” means United States Generally Accepted Accounting Principles in effect from time to time.

“Governance Period” has the meaning set forth in Section 6.05(a).

“Governmental Authority” means any federal, state, local, or foreign government, or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Hexagon” means Hexagon Partners, Ltd., a Texas limited partnership.

“Intellectual Property Rights” has the meaning set forth in Section 3.17.

“Knowledge of the Company or the Company’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of the Company, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

“Liens” means a lien, charge pledge, security interest, Encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, financial condition, or assets of the Company.

“Material Permits” has the meaning set forth in Section 3.15.

“Observer” has the meaning set forth in Section 6.05.

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“Option Period” has the meaning set forth in Section 2.01(b).

“Permitted Transferee” means any (i) Affiliate of Purchaser or (ii) “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Purchase Price” has the meaning set forth in Section 2.01.

“Purchaser” has the meaning set forth in the Recitals.

“Registration Rights and Lock-up Agreement” means the Registration Rights and Lock-up Agreement (in the form attached hereto as Exhibit C), dated as of the Initial Closing Date, by and among the Company and the Purchaser, as such agreement may be amended, restated, or modified from time to time.

“Required Approvals” has the meaning set forth in Section 3.04.

“Rule 13e-3 Transaction” has the meaning given to such term in Rule 13e-3(a)(3) of the Exchange Act.

“Securities” means the Shares and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SEC Reports” has the meaning set forth in Section 3.08.

“Series A Preferred Stock” has the meaning set forth in Section 3.02(a).

“Series B Preferred Stock” has the meaning set forth in Section 3.02(b).

“Series C Preferred Stock” has the meaning set forth in Section 3.02(c).

“Series D Preferred Stock” has the meaning set forth in Section 3.02(d).

“Series E Preferred Stock” has the meaning set forth in Section 3.02(e).

“Series F Preferred Stock” has the meaning set forth in Section 3.02(f).

“Series G Preferred Stock” has the meaning set forth in Section 3.02(g).

“Series H Preferred Stock” has the meaning set forth in Section 3.02(h).

“Series I Preferred Stock” has the meaning set forth in the Recitals.

“Shareholder Rights Plan” has the meaning set forth in Section 5.01(j).

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“Shares” has the meaning set forth in the Recitals.

“Subsidiary” means (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by the Company or one or more Subsidiaries of the Company, (b) a partnership (whether general or limited) in which such the Company or a Subsidiary of the Company is a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by the Company or one or more Subsidiaries of the Company, or (c) any other Person (other than a corporation or a partnership) in which the Company or a Subsidiary of the Company, directly or indirectly, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Tax” or “Taxes” means any taxes and similar assessments, fees, and other governmental charges imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, excise, duty, franchise, capital stock, transfer, payroll, employment, severance, and estimated tax, and any unclaimed property or escheat obligations, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority, whether disputed or not, and any secondary liabilities for any of the foregoing amounts payable as a transferee or successor, by assumption or by contract or by operation of Law.

“Tax Return” means any return, report, statement, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, OTCQX, OTC Pink or Pink Open Market (or any successors to any of the foregoing).

“Tranche A” has the meaning set forth in Section 2.01(a).

“Tranche A Purchase Price” has the meaning set forth in Section 2.01(a).

“Tranche B Option” has the meaning set forth in Section 2.01(b).

“Tranche B Purchase Price” has the meaning set forth in Section 2.01(b).

“Tranche C Option” has the meaning set forth in Section 2.01(c).

“Tranche C Purchase Price” has the meaning set forth in Section 2.01(c).

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“Transaction Documents” means this Agreement (including Disclosure Schedule), the Certificate of Designation, the Shareholder Rights Plan, the Amended and Restated Bylaws, and the Registration Rights and Lock-Up Agreement.

“Transfer Taxes” means any transfer, sales, use, stamp, documentary, registration, value added or other similar Taxes; provided, for the avoidance of doubt, that Transfer Taxes shall not include any income, franchise or similar Taxes.

ARTICLE II
Purchase and Sale

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at each Closing, the Company shall sell to Purchaser, and Purchaser shall purchase from the Company, up to 2,918,560 shares of Series I Preferred Stock for an aggregate purchase price of up to $9,250,000 (the “Purchase Price”), in three tranches as follows:

(a) Tranche A. Subject to the satisfaction of the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Initial Closing, and the Company agrees to sell and issue to the Purchaser, 2,272,727 shares of Series I Preferred Stock at a purchase price of $2.20 per share of Series I Preferred Stock (“Tranche A” and such Tranche A purchase price the “Tranche A Purchase Price”);

(b) Tranche B Option. Subject to the satisfaction of the terms and conditions of this Agreement, the Company grants to Purchaser a six (6) month option from the Initial Closing (the “Option Period”) to purchase up to 333,333 additional shares of Series I Preferred Stock at a purchase price of $6.00 per share of Series I Preferred Stock (the “Tranche B Option” and such Tranche B purchase price the “Tranche B Purchase Price”); and

(c) Tranche C Option. Subject to the satisfaction of the terms and conditions of this Agreement, the Company grants to Purchaser a six (6) month option, during the Option Period that runs concurrently with the Tranche B Option, to purchase up to 312,500 shares of Series I Preferred Stock at a purchase price of $7.20 per share of Series I Preferred Stock (the “Tranche C Option” and such Tranche C purchase price the “Tranche C Purchase Price”).

The Tranche B Option and the Tranche C Option may be exercised by Hexagon, in whole or in part, by delivery to the Company of a duly executed notice, on one or more occasions at any time before 5:00 p.m., New York City time on the last day of the Option Period. If Hexagon timely exercises the Tranche B Option or Tranche C Option by delivering such notice to the Company during the Option Period, Hexagon or the other Purchaser(s) designated by Hexagon in such notice in accordance with Section 2.02 will have subscribed for and be obligated to purchase from the Company, and the Company will be obligated to issue and sell to such Purchaser(s), the number of Shares specified in the exercise notice at the purchase price per Share listed in Section 2.01(b) or Section 2.01(c), as applicable, and on the terms and subject to the conditions set forth in this Agreement.

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Section 2.02 Transfer and Assignment of Options. Notwithstanding anything herein to the contrary, Purchaser shall have the right to transfer and assign, in whole or in part, each of the Tranche B Option and the Tranche C Option (a) to any Permitted Transferee; or (b) with the prior consent of the Board (which consent shall not be unreasonably withheld, conditioned or delayed), any other Person. In such instance, such transferee or assignee shall be a “Purchaser” and shall execute a counterpart signature page to this Agreement and the Registration Rights and Lock-Up Agreement, upon exercise of each of the Tranche B Option and the Tranche C Option and purchase of the Shares.

Section 2.03 Transactions Effected at the Closings.

(a)	At each Closing, the applicable Purchaser(s) shall deliver to the Company:

(ii)	the purchase price for the applicable Shares by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Purchaser; and

(iii)	executed counterparts of this Agreement and the Registration Rights and Lock-Up Agreement and all other agreements, documents, instruments, or certificates required to be delivered by Purchaser at or prior to such Closing pursuant to Section 5.02.

(b)	At each Closing, the Company shall deliver to the applicable Purchaser(s):

(ii)	book entry statement evidencing the applicable Shares issued in accordance with this Agreement; and

(iii)	executed counterparts of this Agreement and the Registration Rights and Lock-Up Agreement and all other agreements, documents, instruments, or certificates required to be delivered by the Company at or prior to such Closing pursuant to Section 5.01.

Section 2.04 Closings.

(a)	Tranche A Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Tranche A Shares (the “Initial Closing”) shall take place remotely via the exchange of executed documents and/or closing deliverables on the date that is no later than two (2) Business Days after the last of the conditions to closing set forth herein are satisfied (other than conditions with respect to actions that any party will take at the Closing itself, but subject to the satisfaction or waiver of such conditions at the Closing).

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(b)	Subsequent Closings. Subject to the terms and conditions of this Agreement, the purchase and sale of any Tranche B Option Shares and Tranche C Option Shares shall take place no later than two (2) Business Days after the Purchaser provides the Company notice that Purchaser is exercising, in whole or in part, the Tranche B Option or Tranche C Option to purchase additional Shares (each, a “Subsequent Closing” and, with the Initial Closing, the “Closings”).

(c)	General. The date of any Closing shall be the “Closing Date” with respect to such Closing. The parties agree that any closing may occur via delivery of facsimiles or portable document format (PDF) documents.

Section 2.05 Use of Proceeds. The proceeds from the issuance of the Shares shall be used by the Company for working capital and general corporate purposes.

Section 2.06 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under each applicable Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any such Transaction Document. The failure of any Purchaser to perform, or waiver by the other Person of such performance, under any applicable Transaction Document shall not excuse performance by any other Purchaser, and the waiver by any Purchaser of performance under any such Transaction Document shall not excuse performance by such Purchaser with respect to the other Purchaser. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other applicable Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

ARTICLE III
Representations and Warranties of the Company

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Company represents and warrants to Purchaser as follows:

Section 3.01 Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, Bylaws or other organizational or charter documents. Except as set forth in Section 3.01 of the Disclosure Schedule, each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect.

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Section 3.02 Capitalization. The authorized capital stock of the Company as of immediately following the Initial Closing after giving effect to the sale of the Shares contemplated by this Agreement, but not including the Shares comprising Tranche B and Tranche C, consists of:

(a) 10,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of which no shares are issued and outstanding,

(b) 25,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), of which 18,025 shares are issued and outstanding,

(c) 25,000 shares of Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”) of which 14,425 are issued and outstanding,

(d) 90,000 shares of Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”) of which 86,021 are issued and outstanding,

(e) 10,000 shares of Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”) of which all are issued and outstanding,

(f)   800,000 shares of Series F Preferred Stock, par value $0.001 per share (the “Series F Preferred Stock”) of which none are issued and outstanding,

(g) 2,600 shares of Series G Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”) of which 2,597 are issued and outstanding,

(h) 1,000 shares of Series H Preferred Stock, par value $0.001 per share (the “Series H Preferred Stock”) of which none are issued and outstanding,

(i) 3,000,000 shares of Series I Preferred Stock, par value $0.001 per share of which 2,272,727 are issued and outstanding, and

(j) 10,000,000,000 shares of Common Stock, of which

(i)	1,330,477,660 shares are issued and outstanding;

(ii)	162,703,869 shares are reserved for issuance upon exercise of outstanding warrants;

(iii)	0 shares are reserved for issuance upon conversion of the Series A Preferred Stock;

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(iv)	450,625,000 shares are reserved for issuance upon conversion of the Series B Preferred Stock;

(v)	144,250,000 shares are reserved for issuance upon conversion of the Series C Preferred Stock;

(vi)	215,052,500 shares are reserved for issuance upon conversion of the Series D Preferred Stock;

(vii)	20,000,000 shares are reserved for issuance upon conversion of the Series E Preferred Stock;

(viii)	0 shares are reserved for issuance upon conversion of the Series F Preferred Stock;

(ix)	136,684,211 shares are reserved for issuance upon conversion of the Series G Preferred Stock;

(x)	300,000,000 shares are reserved for issuance under the AiAdvertising, Inc. 2020 Equity Incentive Plan, of which 0 shares are reserved for issuance upon exercise of outstanding grants under the AiAdvertising, Inc. 2020 Equity Incentive Plan; and

(xi)	200,000,000 shares are reserved for issuance under the AiAdvertising, Inc. 2021 Equity Incentive Plan, of which 0 shares are reserved for issuance upon exercise of outstanding grants under the AiAdvertising, Inc. 2021 Equity Incentive Plan.

All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

Except as set forth in this Section 3.02, there are no outstanding options, warrants, subscription rights to, calls or other rights of any character, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock equivalents or capital stock of any Subsidiary or which gives any Person the right to vote as a single class with the Common Stock.

The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than Purchaser). Except as set forth in Section 3.02 of the Disclosure Schedule, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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Section 3.03 Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company does not directly or indirectly own equity interests in any Person that is not a Subsidiary.

Section 3.04 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 3.05 Issuance of the Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or Encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchaser in Article IV, the Shares will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable federal and state securities laws and Liens or Encumbrances created by or imposed by a Purchaser.

Section 3.06 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Article IV and except as set forth in Section 3.06 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company of any of its Affiliates in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing of the Certificate of Designation which will have been filed as of the Closing Date, and (b) filings pursuant to applicable securities laws, which have been made or will be made in a timely manner (collectively, the “Required Approvals”).

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Section 3.07 No Conflicts; Compliance with Laws. The execution, delivery and performance by the Company of the Transaction Documents and compliance by the Company with the terms and provisions hereof and thereof, and the issuance and sale by the Company of the Shares, does not and will not (a) assuming the accuracy of the representations and warranties of Purchaser contained herein and its compliance with the covenants contained herein, violate any provision of any Law or permit having applicability to the Company or any of its Subsidiaries or any of their respective properties, (b) conflict with or result in a violation or breach of any provision of the Company’s articles of incorporation, the Company’s Bylaws or other organizational documents of the Company or any organizational documents of any of the Company’s Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, loan or credit agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Company’s properties now owned or hereafter acquired by the Company or any of its Subsidiaries.

Section 3.08 SEC Reports; Financial Statements. The Company is subject to and files reports under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). To the Company’s knowledge for the six months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) all SEC Reports have been filed on a timely basis or the Company has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 3.09 Material Changes; Undisclosed Events; Liabilities. Since the date of the latest audited financial statements included within the SEC Reports, and except as set forth in Section 3.09 of the Disclosure Schedule, (a) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in the SEC Reports, (c) the Company has not altered its method of accounting, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (e) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, and (f) neither the Company nor any of its Subsidiaries has materially increased the compensation or benefits provided to any employees. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth in  Section 3.09 of the Disclosure Schedule, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

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Section 3.10 Litigation. Except as set forth in Section 3.10 of the Disclosure Schedule, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth in Section 3.10 of the Disclosure Schedule, (a) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (b) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in Section 3.10 of the Disclosure Schedule, there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

Section 3.11 Employment Matters; Labor Relations.

(a) The Company has provided Purchaser the following information for each employee of the Company or its Subsidiaries as of the date hereof: (i) name, (ii) job title, (iii) employing entity, (iv) status as exempt or non-exempt under the Fair Labor Standards Act, (v) annualized salary or hourly rate of pay, as applicable, and (vi) primary location of employment. The Company has provided Purchaser true and correct copies of all employment agreements with individuals employed by the Company or its Subsidiaries. The Company has provided Purchaser true and correct copies of all contracts with each Person who provides material services to the Company or its Subsidiaries in the capacity of an independent contractor.

(b) In the past three (3) years, there have not been any, and no strikes, work stoppages, slowdowns, or other labor disputes currently exist or, to the Knowledge of the Company, are threatened or imminent with respect to any of the employees of the Company or its Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is represented by a union with respect to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is, or has ever been, a party to or bound by a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. In the past three (3) years, there have been no union certification or representation petitions or demands with respect to the employees of the Company or its Subsidiaries, and there are no ongoing or, to the Knowledge of the Company, threatened, union organizing activities.

(c) To the Knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(d) All individuals characterized and treated by the Company or its Subsidiaries as independent contractors are properly treated as independent contractors under all applicable Laws. All employees of the Company or its Subsidiaries classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified as exempt. Neither the Company nor any of its Subsidiaries is a federal government contractor or subcontractor or subject to the requirements of Executive Order 11246. In the last three (3) years there have been no, and there are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, relating to labor, employment and employment practices, other than any such matters that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(e) The Company and its Subsidiaries have promptly, thoroughly, and impartially investigated all sexual harassment, or other discrimination, retaliation, or material policy violation allegations of which any of them is aware. With respect to each such allegation with potential merit, the Company and its Subsidiaries have taken prompt corrective action that is reasonably calculated to prevent further improper action. The Company and its Subsidiaries do not reasonably expect any material liabilities with respect to any such allegations, and, in the last three (3) years, have not entered into any settlement agreements to resolve any such allegations.

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Section 3.12 Employee Benefit Plans. Section 3.12 of the Disclosure Schedule sets forth a true, correct, and complete list, as of the date hereof, of each material Benefit Plan. For each material Benefit Plan, the Company has made available to the Purchaser or its representatives a copy of such Benefit Plan (or a description thereof, if unwritten) and, to the extent applicable with respect to each such Benefit Plan, all amendments, any funding arrangement, the most recent summary plan description and any summary of material modifications, the most recent financial statements and actuarial or other valuation reports, the most recent determination or opinion letter from the Internal Revenue Service, and the most recent annual report. The Benefit Plans are and have been administered in material compliance with their terms and any applicable Laws, and there is no action, suit, inquiry, notice of violation, proceeding or investigation that is pending (or, to the Knowledge of the Company, threatened) with respect to any Benefit Plan (other than routine claims for benefits in the ordinary course). Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter or can rely on an opinion letter as to its qualification, and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to cause the loss of such qualification. None of the Company, any Subsidiary, and any ERISA Affiliate sponsors, maintains, contributes to, or has any liability with respect to (or has in the past six (6) years sponsored, maintained, contributed to, or had any liability with respect to) any Benefit Plan that is subject to Title IV of ERISA, including any multiemployer plan (as defined in Section 3(37) of ERISA). The Company and the Subsidiaries have no current or projected liability in respect of post-employment or post-retirement health or life insurance benefits for former or current employees of the Company and the Subsidiaries (or their dependents and beneficiaries), except as required under Section 4980B of the Code. No individual is entitled to any gross-up, make-whole or other additional payment from the Company or any Subsidiary in respect of any Tax (including Taxes imposed under Section 4999 or Section 409A of the Code) or interest or penalty related thereto. Except as set forth in Section 3.12(b) of the Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein (either alone or upon the occurrence of any additional or subsequent event), will (i) create any entitlement to, accelerate the time of payment or vesting of, trigger any payment or funding of, or increase the amount payable of any compensation or benefit with respect to any current or former employee or other individual service provider of the Company or any Subsidiary or (ii) result in any payment that would reasonably be expected to be considered an “excess parachute payment” within the meaning of Section 280G of the Code.

Section 3.13 Compliance. Neither the Company nor any Subsidiary: (a) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (c) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to Taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

Section 3.14 Environmental Laws. The Company and the Subsidiaries (a) are in compliance with all Environmental Laws relating to pollution or protection of human health or the environment including Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (c) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.15 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses (“Material Permits”) as described in the SEC Reports, except where the failure to possess such Material Permits could not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

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Section 3.16 Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in fee simple to all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (a) Liens set forth in  Section 3.16 of the Disclosure Schedule, (b) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (c) Liens for the payment of federal, state or other Taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties, (d) pledges or deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and social security laws and securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Company; (e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens imposed by law, arising in the ordinary course of business, which are not overdue for a period of more than 45 days or which are not discharged, bonded off or insured over within 45 days or which are being contested in good faith and by appropriate proceedings (provided that the Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP (if any are so required), consistently applied), (f) Liens securing purchase money indebtedness or capital lease obligations; provided, that: (i) any such Lien encumbers only the asset so purchased or leased and the proceeds thereof, and (ii) the indebtedness secured by such Lien is incurred within ninety (90) days after the purchase or lease of such asset, (g) leases or sublease and licenses or sublicenses granted in the ordinary course of the Company’s business; (h) deposits to secure the performance of bids, trade contracts and leases (other than indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (i) Liens of sellers of goods to the Company arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses, (j) Liens arising as a matter of law or created in the ordinary course of business in the nature of (i) normal and customary rights of setoff and banker’s liens upon deposits of cash in favor of banks or other depository institutions and (ii) Liens securing reasonable and customary fees for services in favor of banks, securities intermediaries or other depository institutions, and (k) involuntary Liens which, in the aggregate, would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

Section 3.17 Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received written notice that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within three (3) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.18 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in amount deemed prudent by the Company. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 3.19 Transaction with Affiliates and Employees. Except as set forth in Section 3.19 of the Disclosure Schedule, none of the officers or directors of the Company or any Subsidiary and, to the Knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (a) payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) other employee benefits, including stock option agreements under any stock option plan of the Company.

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Section 3.20 Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and applicable to the Company, as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures and its internal controls over financial reporting, based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

Section 3.21 Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article IV, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

Section 3.22 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

Section 3.23 Registration Rights. Other than to the Purchaser pursuant to the terms of the Registration Rights and Lock-up Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

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Section 3.24 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

Section 3.25 Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation (including Sections 78.411-78.444 of the Nevada Revised Statutes) that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares. The Board has approved the transactions contemplated by this Agreement and approved Purchaser becoming an “interested stockholder” within the meaning of Section 78.438 of the Nevada Revised Statutes.

Section 3.26 Nevada Issuing Corporation. The Company has only approximately 15 stockholders of record who have had addresses in the state of Nevada appearing on the Company’s stock ledger at all times during the 90 days preceding this Agreement, and is not an “Issuing Corporation” as defined in Section 78.3788 of the Nevada Revised Statutes.

Section 3.27 Disclosures. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedule to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article IV.

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Section 3.28 No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article IV, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (a) the Securities Act which would require the registration of any such securities under the Securities Act, or (b) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

Section 3.29 Taxes.

(a) Each of the Company and each of its Subsidiaries (i) has timely filed (taking into account valid extensions) all income, franchise and other material Tax Returns required to be filed by it, (ii) has paid all income, franchise and other material Taxes that are due and payable by it, except for those being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and (iii) has reflected or otherwise reserved against in its books in accordance with GAAP an amount reasonably adequate for the payment of all material Taxes for the taxable periods subsequent to the latest period to which such Tax Returns apply.

(b) No audits or other examinations with respect to income, franchise or other material Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing, except for any audit or other examination for which adequate reserves have been made (in accordance with GAAP). Neither the Company nor any of its Subsidiaries has outstanding any waiver or extension of any statute of limitations on, or extended the period for the assessment or collection of, any income, franchise or other material Tax. No written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns of a particular type that the Company or such Subsidiary, as the case may be, is or may be subject to Tax of such type in that jurisdiction.

(c) The Company (or its agent) and each of its Subsidiaries has withheld or collected from each material payment made to each of its employees or any other Person the amount of all Taxes required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositories.

(d) There are no material Liens for Taxes upon the assets of the Company or any of its Subsidiaries other than those for current period Taxes not yet due and payable.

(e) The Company is not, and has not been during the five-year period ending on the date hereof, a “United States real property holding corporation” within the meaning of Section 897 of the Code.

Section 3.30 No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchaser.

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Section 3.31 Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has, while acting on behalf of the Company or its Subsidiaries, authorized, offered, provided or promised to authorize, offer, or provide anything of value, including the payment of any money or other property, gift, hospitality, or reward, to any “government official” (including any officer or employee of a Government Authority, of any government-owned, -operated, or -controlled entity, of any public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing), or to any political party, party official, or candidate for political office, for the purpose of obtaining or retaining business or favorable government action or to secure an improper business advantage, in any case in violation in any material respect of the FCPA, the Bribery Act 2010 of the United Kingdom or any other similar laws and regulations prohibiting bribery and corruption applicable to the Company or its Subsidiaries. “FCPA” means U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

Section 3.32 OFAC. None of the Company nor its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or representative of the Company or such Subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), nor are the Company nor any of such Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions in violation in any material respect of any such Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, in violation, in any material respect, of any Sanctions.

Section 3.33 Accountants. The Company’s accounting firm is set forth in the SEC Reports. Such accounting firm (a) is a registered public accounting firm as required by the Exchange Act and (b) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ended December 31, 2022.

Section 3.34 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

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Section 3.35 Acknowledgment Regarding the Purchaser’s Purchase of the Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Section 3.36 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Company.

ARTICLE IV
Representations, Warranties AND ACKNOWLEDGMENTS of Purchaser

Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

Section 4.01 Organization and Authority of Purchaser. Purchaser is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation. Purchaser has full power and authority to enter into this Agreement and the other Transaction Documents to which Purchaser is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and any other Transaction Document to which Purchaser is a party, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, limited liability company or partnership action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution, and delivery by the Company) this Agreement constitutes a legal, valid, and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. When each other Transaction Document to which Purchaser is or will be a party has been duly executed and delivered by Purchaser (assuming due authorization, execution, and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Purchaser enforceable against it in accordance with its terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws, or other organizational documents of Purchaser; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Purchaser; or (c) require the consent, notice, or other action by any Person under any Contract to which Purchaser is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

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Section 4.03 Own Account. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Purchaser.

Section 4.05 Restricted Securities. The Purchaser understands that the Conversion Shares will be characterized as “restricted securities” under the U.S. federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

Section 4.06 Purchaser Status. At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is, and on each date on the Shares are converted into Common Stock, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser hereby represents that neither such Purchaser nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

Section 4.07 Legends. The Purchaser understands that, except as provided below, any certificates evidencing the Shares will bear the following or any similar legend:

(a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended,

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(ii) such securities may be sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

ARTICLE V
Conditions to EACH closing

Section 5.01 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the purchase of the applicable Shares to be purchased at each Closing shall be subject to the fulfillment or the Purchaser’s waiver, at or prior to such Closing Date of each of the following conditions:

(a) The representations and warranties of the Company (i) set forth in Sections 3.01 (Organization and Qualification), 3.02 (Capitalization), 3.04 (Authorization; Enforcement), 3.21 (Private Placement), 3.25 (Application of Takeover Protections) and 3.36 (Brokers) or (ii) contained in this Agreement that are qualified by materiality or Material Adverse Effect, shall be true and correct as of such Closing Date as if made on and as of such Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only), and all other representations and warranties shall be true and correct in all material respects as of such Closing Date as if made on and as of such Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only).

(b) The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

(c) This Agreement and each of the other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Purchaser.

(d) The Secretary or an Assistant Secretary (or equivalent officer) of the Company shall have certified (i) the Certificate of Incorporation (including the Certificate of Designations) and Bylaws of the Company as in effect at such Closing, and (ii) resolutions of the Board approving the Transaction Documents and the transactions contemplated under the Transaction Documents.

(e) A certificate of the Chief Executive Officer of the Company, dated the applicable Closing Date, certifying, in his or her capacity as Chief Executive Officer of the Company, to the effect that the conditions set forth in Sections Section 5.01(a), (b) and (f) have been satisfied.

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(f)   No Material Adverse Effect shall have occurred and be continuing.

(g) The Company shall have duly adopted the Certificate of Designation, which shall have been filed with the Secretary of State of Nevada and become effective under the Nevada Revised Statutes on or prior to the Initial Closing and which shall remain in full force and effect as of each Closing.

(h) The Company shall have delivered to Purchaser a good standing certificate (or its equivalent) for the Company from the Secretary of State of Nevada.

(i) The Company shall have delivered, or caused to be delivered, to Purchaser each of the following, each in form and substance satisfactory to Purchaser:

(i)	a book entry statement evidencing the Shares upon such Closing; and

(ii)	such other documents or instruments as the Purchaser reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(j) As of the Initial Closing, the Company shall have:

(i)	amended and restated its Bylaws, in the form attached hereto as Exhibit D (the “Amended and Restated Bylaws”), to (A) set the size of the Board at six (6) directors, and (B) provide that the size of the Board of Directors shall not be increased without the vote of the holders of the Company’s voting securities holding 80% of the vote; and

(ii)	adopted a shareholder rights plan in the form attached hereto as Exhibit B (the “Shareholder Rights Plan”).

Section 5.02 Conditions to Obligations of the Company. The obligations of the Company to consummate the sale of the applicable Shares to be sold at each Closing shall be subject to the fulfillment or the Company’s waiver, at or prior to such Closing Date of each of the following conditions:

(a) The representations and warranties of the Purchaser (i) set forth in Sections 4.01 (Organization and Authority of Purchaser) and 4.04 (Brokers) or (ii) contained in this Agreement that are qualified by materiality or Material Adverse Effect, shall be true and correct as of such Closing Date as if made on and as of such Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only), and all other representations and warranties shall be true and correct in all material respects as of such Closing Date as if made on and as of such Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only).

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(b) This Agreement, and each of the other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to the Company.

(c) The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

(d) Purchaser shall have delivered to the Company cash in an amount required by Section 2.01, by wire transfer of immediately available funds, to an account or accounts designated in writing by the Company to Purchaser.

Section 5.03 Mutual Conditions. The respective obligations of each party to consummate the sale of the applicable Shares to be sold at each Closing shall be subject to the fulfillment, at or prior to such Closing, of each of the following conditions:

(a) no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated by the Transaction Documents illegal; and

(b) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by the Transaction Documents.

ARTICLE VI
Other agreements of the parties

Section 6.01 Going Private Transaction. Each Purchaser covenants and agrees that for a period of five (5) years from the Initial Closing, it shall not enter into any Rule 13e-3 Transaction with respect to the Company without the prior unanimous consent of the Board.

Section 6.02 Shareholder Rights Plan. The Company has submitted an Issuer Company Related Action Notification (the “Notification”) with the Financial Industry Regulatory Authority, or FINRA, with respect to the Shareholder Rights Plan in compliance with Rule 10b-17 promulgated under the Exchange Act and shall enter into the Shareholder Rights Plan and establish the Record Date (as defined in the Shareholder Rights Plan) as promptly as practicable and permitted under applicable Law following the completion of FINRA’s review of the Notification. During the Governance Period, without the prior written consent of Hexagon the Special Committee (as defined in the Shareholder Rights Plan) shall consist of each of the Hexagon Designees and the size of the Special Committee shall not be greater than four (4) directors.

Section 6.03 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times Shares are outstanding, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue shares the Conversion Shares.

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Section 6.04 Further Assurances. Following each Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 6.05 Director and Board Observer Appointment Right.

(a) Following the Initial Closing and for so long as at least 50% of the Shares purchased hereunder have not been redeemed by the Company or converted into Common Stock (the “Governance Period”), Hexagon shall have the right to appoint two (2)  directors to the Board (the “Hexagon Designees”). The Company shall not increase the size of the Board above six (6) directors unless Hexagon provides its prior written consent. The initial Hexagon Directors, which shall be appointed to the Board at the time specified by Hexagon, shall be James B. Renacci and Thomas O. Hicks, Jr. unless Hexagon notifies the Company of alternative Hexagon Designees. Hexagon shall provide the Company such information about the individual so appointed as the Company may reasonably request, including customary questionnaires duly completed and executed by such individual. In the event of the death, disability, resignation or removal of any person designated pursuant to this Section 6.05, subject to the Governance Period not yet ending, Hexagon may designate a person to replace such person and the Company shall cause such newly designated person to fill such resulting vacancy.

(b) In addition  to the foregoing right to appoint two directors to the Board, and during the Governance Period, Hexagon shall have the right to appoint a representative (the “Observer”) to attend each meeting of the Board. The Company shall deliver to the Observer notice of such meetings as it would provide notice to any member of the Board in accordance with the Company’s Bylaws. Copies of any materials distributed to members of the Board shall likewise be provided to the Observer in a timely fashion. The Company may preclude the Observer from specific discussions of the Board concerning specific information, that (i) is determined by the Board to be competitively sensitive, (ii) the Board determines is attorney-client privileged and should not, therefore, be disclosed or (iii) the Board determines is reasonably necessary to preserve or protect the exercise of the Board’s fiduciary duty or to avoid a possible conflict of interest.

Section 6.06 Section 16 Matters. Prior to each Closing, the Company shall take all such steps as may be required to cause any acquisitions or dispositions of equity securities of the Company (including the issuance of the Conversion Shares) in connection with this Agreement by each individual who is or will be as a result of the Transactions subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 under the Exchange Act.

Section 6.07 Certain Tax Matters. The Company and the Purchaser agree not to treat the Series I Preferred Stock (based on the terms as set forth in the Certificate of Designation) as “preferred stock” within the meaning of Section 305 of the Code and U.S. Treasury Regulation § 1.305-5 for U.S. federal (and applicable state and local) income tax and withholding tax purposes and shall not take any position inconsistent with such treatment, including on any applicable U.S. federal income or state Tax Return or in connection with any audit or other proceeding, except as required by a final “determination” within the meaning of Section 1313(a) of the Code. The Company agrees that, provided that the Purchaser delivers to the Company a properly executed IRS Form W-9, or similar form sufficient to cause under current Law the Company (including any paying agent of the Company) to avoid a requirement to withhold on any payments or deemed payments to the Purchaser, the Company (including any paying agent of the Company) will not withhold on any payments or deemed payments to the Purchaser.

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ARTICLE VII

INDEMNIFICATION

Section 7.01 Indemnification of Purchasers. Subject to the provisions of this Section 7.01, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (A) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (B) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 7.01 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

Section 7.02 Tax Treatment of Indemnification Payments. Any indemnification payments made under this Article VII shall be treated for all tax purposes as an adjustment to the Purchase Price except as otherwise required by applicable Law.

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ARTICLE VIII
TERMINATION

Section 8.01 Termination. This Agreement may be terminated at any time:

(a) by mutual written consent of the Company and Purchaser;

(b) by either the Company or the Purchaser if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action is or shall have become final and nonappealable;

(c) by either the Company or any Purchaser if the Initial Closing has not been consummated within 90 days following the date hereof (the “Outside Date”);

(d) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Purchaser set forth in this Agreement or in any other Transaction Document, or if any such representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 5.02 would be incapable of being satisfied by the Outside Date; or (ii) there shall have been a breach in any material respect by Purchaser of any of their respective covenants or agreements hereunder, and with respect to such clause (i) or (ii) the Purchasers have not cured such breach or inaccuracy within twenty (20) Business Days after receipt of written notice thereof from the Company; provided that the Company is not then in breach of any of its obligations hereunder; and

(e) by Purchaser if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 5.01 would be incapable of being satisfied by the Outside Date; or (ii) there shall have been a breach in any material respect by the Company of its covenants or agreements hereunder, and the Company has not cured such breach or inaccuracy within twenty (20) Business Days after receipt of written notice thereof from Purchaser; provided that Purchaser is not then in breach of any of its obligations hereunder.

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Section 8.02 Certain Effects of Termination. If this Agreement is terminated by either the Company or the Purchasers as provided in Section 8.01 except as set forth in Section 9.06, this Agreement shall become null and void and have no further force or effect, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination.

ARTICLE IX
Miscellaneous

Section 9.01 Public Announcements. No party hereto shall issue any press release or make any other public announcement or disclosure with respect to this Agreement and the transactions contemplated herein without the prior written consent of the other party, except for any press release, public announcement, or other public disclosure that is required by applicable Law or governmental regulations or by order of a court of competent jurisdiction. Prior to making any such required disclosure the disclosing party shall have given written notice to the non-disclosing party describing in reasonable detail the proposed content of such disclosure and shall permit the non-disclosing party to review and comment upon the form and substance of such disclosure.

Section 9.02 Expenses.

(a) Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Initial Closing shall have occurred; provided that the Company shall pay any and all Transfer Taxes due on (i) the issue of Shares and (ii) the issue of Conversion Shares.

(b) Parties agree that the Company will reimburse to Hexagon the fee and expense of its advisors in connection with the transactions contemplated herein, subject to a maximum reimbursement of $300,000.

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Section 9.03 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

If to the Company:	AiAdvertising, Inc. 321 Sixth Street San Antonio, Texas 78215 E-mail: jerry.hug@aiadvertising.com Attention: Gerard Jug
with a copy to:	Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 E-mail: gsichenzia@srf.law Attention: Gregory Sichenzia, Esq.
If to Purchaser:	Hexagon Partners, Ltd. 18 Desta Dr. Midland, Texas 79705 E-mail: tdunn@crownquest.com Attention: Tim Dunn
with a copy to:	Vinson & Elkins LLP 845 Texas Ave, 47th Floor Houston, Texas 77002 E-mail: cscofield@velaw.com Attention: Crosby Scofield

Section 9.04 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive but shall be used in the inclusive sense of “and/or”; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Disclosure Schedule, and Exhibits mean the Articles and Sections of, and Disclosure Schedule and Exhibits attached to, this Agreement; (ii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof (iii) defined terms and other words used in the singular shall be deemed to include the plural, and vice versa and (iv) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedule and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 9.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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Section 9.06 Survival of Provisions. The representations and warranties set forth in Sections 3.01 (Organization and Qualification), 3.02 (Capitalization), 3.04 (Authorization; Enforcement), 3.21 (Private Placement), 3.25 (Application of Takeover Protections), 3.36 (Brokers), 4.01 (Organization and Authority of Purchaser), and 4.04 (Brokers) shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Initial Closing date regardless of any investigation made by or on behalf of the Company or Purchaser. The covenants made in this Agreement or any other Transaction Document shall survive the final Subsequent Closing and remain operative and in full force and effect until fully performed regardless of acceptance of any of the Shares and payment therefor. Regardless of any purported general termination of this Agreement, the provisions of Article VIII and all indemnification rights and obligations of the Company and Purchaser thereunder, Section 8.02 and this Article IX shall remain operative and in full force and effect as between the Company and Purchaser, unless the Company and Purchaser execute a writing that expressly (with specific references to the applicable section or subsection of this Agreement) terminates such rights and obligations as between the Company and Purchaser.

Section 9.07 Removal of Legend. Purchaser may request the Company to remove the legend described in Section 4.07 by submitting to the Company an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be. The Company shall cooperate with reasonable requests of Purchaser to effect the removal of such legend.

Section 9.08 Recapitalizations, Exchanges, Etc. Affecting the Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Shares.

Section 9.09 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.10 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, and Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule), the statements in the body of this Agreement will control.

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Section 9.11 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Hexagon and any other Purchaser’s rights and obligations hereunder (including governance rights) may be transferred or assigned in whole or in part by such Purchaser to any other holder of Shares without the consent of the Company. Upon any such permitted transfer or assignment, references in this Agreement to the Purchasers (as they apply to the transferor or assignor, as the case may be) shall thereafter be deemed to include a reference to such transferee or assignee of such Purchaser unless the context otherwise requires. The Company may not assign its rights or obligations hereunder without the prior written consent of a majority of the then-outstanding Shares. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.12 No Third-Party Beneficiaries. Except as provided in Article VII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.13 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by the Company, Hexagon and a majority of the then-outstanding Shares (if any). No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 9.14 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF HOUSTON AND COUNTY OF HARRIS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE, OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION, OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION, OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.14(c).

Section 9.15 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each party agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

Section 9.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 9.17 Obligations Limited to Parties to This Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Purchasers, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Purchasers, assignees or the Company may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Purchaser hereunder.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AIADVERTISING, INC.

By	/s/ Gerard Hug
Name:	Gerard Hug
Title:	Chief Executive Officer

HEXAGON PARTNERS, LTD.

By: Texas Star Management Company, LLC, its general partner

By	/s/ Tim Dunn
Name:	Tim Dunn
Title:	Manager

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EXHIBIT A

CERTIFICATE OF DESIGNATION

EXHIBIT B

SHAREHOLDER RIGHTS PLAN

Final Form

RIGHTS AGREEMENT

by and between

AiAdvertising, Inc.

and

WORLDWIDE STOCK TRANSFER, LLC,

as Rights Agent,

Dated as of April [●], 2023

Exhibits

Exhibit A:	Form of Certificate of Designation of Series J Junior Participating Preferred Stock
Exhibit B:	Form of Rights Certificate
Exhibit C:	Form of Summary of Rights to Purchase Preferred Stock

i

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of April [●], 2023 (this “Agreement”), by and between AiAdvertising, Inc., a Nevada corporation (the “Company”), and Worldwide Stock Transfer, LLC, as rights agent (the “Rights Agent”).

RECITALS

WHEREAS, on April [●], 2023 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board”) adopted this Agreement and authorized and declared a dividend distribution of one preferred share purchase right (each, a “Right” and collectively, the “Rights”) for (i) each Common Share (as hereinafter defined) outstanding at the Close of Business (as hereinafter defined) on April [●], 2023 (the “Record Date”), (ii) each Common Share that the holders of the Company’s warrants outstanding as of the Close of Business on the Record Date (the “Warrants”) would be entitled to acquire upon complete exercise thereof (without regard to any limitations on exercise thereof), and (iii) each Common Share into which the shares of the Existing Preferred Stock (as hereinafter defined) outstanding at the Close of Business on the Record Date are convertible pursuant to their respective terms (in the case of Series I Preferred Stock, without regard to any limitations on conversion thereof), each Right initially representing the right to purchase one ten-thousandth (subject to adjustment in accordance with the provisions of this Agreement) of a Preferred Share (as hereinafter defined) and having the rights, preferences and privileges set forth in the form of Certificate of Designation of Series J Junior Participating Preferred Stock attached hereto as Exhibit A, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board further authorized and directed the issuance of one Right (subject to adjustment in accordance with the provisions of this Agreement) with respect to each Common Share that becomes outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined) (other than Common Shares issued upon exercise or conversion, as applicable, of the Warrants or the Existing Preferred Stock outstanding at the Close of Business on the Record Date); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof; and

WHEREAS, effective on or prior to the date hereof, the Board has designated a Special Committee of the Board (the “Special Committee”), comprised of [●], [●], [●] and [●], and granted the Special Committee full authority to act on behalf of the Board and take all actions deemed advisable by the Special Committee relating to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties, intending to be legally bound hereby, agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Related Persons of such Person, from and after the first public announcement by the Company of the adoption of this Agreement, is or becomes the Beneficial Owner of ten percent (10%) or more of the Common Shares then outstanding, whether or not such Person continues to be the Beneficial Owner of ten percent (10%) or more of the Common Shares then outstanding, but shall not include any Exempt Person, Excluded Person or Grandfathered Person. Notwithstanding the foregoing (i) no Person shall become an Acquiring Person solely as a result of (A) the grant or issuance by the Company to its directors, officers and/or employees of any options, warrants, rights or similar interests to acquire Common Shares by the Company pursuant to any employee benefit, stock incentive plan, stock option plan or stock ownership plan of the Company adopted by the Board, and the subsequent vesting, exercise or conversion of such options, warrants, rights or similar interests, (B) the grant or issuance by the Company to its directors, officers and/or employees of restricted Common Shares or restricted stock units, pursuant to a restricted stock or other compensation plan or arrangement adopted by the Board, and/or the subsequent vesting of such shares or stock units, (C) the acquisition of Common Shares by the Company or another Excluded Person or any Exempt Person which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares Beneficially Owned by such Person, together with all Related Persons of such Person, to ten percent (10%) or more of the Common Shares then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of ten percent (10%) or more of the Common Shares then outstanding by reason of acquisition of shares by the Company or another Excluded Person or any Exempt Person and shall, after the first public announcement by the Company or another Excluded Person or any Exempt Person disclosing such share acquisitions by the Company or by any Excluded Person, become the Beneficial Owner of any additional Common Shares (other than pursuant to a stock split, reverse stock split, stock dividend, reclassification or similar transaction effected by the Company) and immediately thereafter is the Beneficial Owner of ten percent (10%) or more of the Common Shares then outstanding, then such Person shall be an Acquiring Person, (D) a dividend or distribution paid or made by the Company on the outstanding Common Shares or pursuant to a stock split, subdivision or similar transaction effected by the Company in which all registered holders of Common Shares are treated substantially equally, or (E) the acquisition of Common Shares directly from the Company; and (ii) (A) if the Board determines that a Person who would otherwise be an Acquiring Person has become such inadvertently (including, without limitation, because such Person was unaware that it Beneficially Owned a percentage of Common Shares that would otherwise cause such Person to be an Acquiring Person, or such Person was aware of the extent of its Beneficial Ownership of Common Shares, but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement and had no intention of changing or influencing control of the Company), and (B) such Person and/or its Related Persons divests as promptly as practicable (and in any event within five (5) Business Days after being so requested by the Company) a sufficient number of Common Shares so that such Person, together with its Related Persons, is no longer the Beneficial Owner of ten percent (10%) or more of the Common Shares then outstanding or, in the case solely of Derivative Interests, such Person terminates as promptly as practicable (and in any event within five (5) Business Days after being so requested by the Company) the subject derivative transaction or transactions or disposes of the subject derivative security or securities as promptly as practicable (and in any event within five (5) Business Days after being so requested by the Company), or establishes to the satisfaction of the Board that such Derivative Interests are not held with any intention of changing or influencing control of the Company, then such Person shall not be deemed to be or ever to have been an Acquiring Person for any purposes of this Agreement as a result of such inadvertent acquisition.

(b) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided, however, that no director or officer of the Company shall be deemed to be an Affiliate or an Associate of another director or officer of the Company solely as a result of his or her being a director or officer of the Company.

(d) “Agreement” shall have the meaning set forth in the preamble of this Agreement, as it may from time to time be supplemented, amended, renewed, restated or extended pursuant to the applicable provisions hereof.

(e) “Articles of Incorporation” shall mean the Company’s Articles of Incorporation, as in effect on the date hereof, and as may be further amended, supplemented or restated from time to time, as filed with the Office of the Secretary of State of the State of Nevada, and together with the Certificate of Designation of the Series J Participating Preferred Stock of the Company adopted contemporaneously with the approval of this Agreement and attached hereto as Exhibit A (the “Certificate of Designation”), as the same may hereafter be amended or restated.

(f) “Authorized Officer” shall have the meaning set forth in Section 5(a) hereof.

(g) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of, and shall be deemed to “Beneficially Own,” any securities:

(i) which such Person or any of such Person’s Related Persons Beneficially Owns, directly or indirectly (as determined pursuant to Rule 13d-3 or Rule 13d-5 of the General Rules and Regulations under the Exchange Act);

(ii) which such Person or any of such Person’s Related Persons, directly or indirectly, has the legal, equitable or contractual right to acquire (whether such right is exercisable immediately, only after the passage of time, or upon the satisfaction of one or more conditions (whether or not within the control of such Person), compliance with regulatory requirements or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities registered under the Securities Act) or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “Beneficially Own,” (A) securities tendered pursuant to a tender offer or exchange offer made in accordance with the General Rules and Regulations under the Exchange Act by or on behalf of such Person or any of such Person’s Related Persons until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon the exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon the exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Related Persons prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) or Section 11(p) hereof in connection with an adjustment made with respect to any Original Rights;

(iii) which such Person or any of such Person’s Related Persons, directly or indirectly, has the right to vote or dispose of, including pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “Beneficially Own,” any security as a result of an agreement, arrangement or understanding (whether or not in writing) to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent (as such terms are defined in Regulation 14A under the Exchange Act) given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the General Rules and Regulations promulgated under the Exchange Act to more than ten (10) holders of shares of a class of stock of the Company registered under Section 12 of the Exchange Act, (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); (C) arises solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any Related Persons thereof until such tendered security is accepted for payment or exchange; or (D) arises solely as a result of the fact that two or more unaffiliated Persons collectively act to petition (or have an agreement, arrangement or understanding to collectively act to petition) a court pursuant to and in accordance with Nevada Revised Statutes Section 78.345 to order the Company to hold an election of directors;

(iv) which are Beneficially Owned, directly or indirectly, by any other Person (or any Related Person thereof) with which such Person (or any of such Person’s Related Persons) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to Section 1(g)(iii)), or disposing of any voting securities of the Company; provided, however, that nothing in this Section 1(g)(iv) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “Beneficially Own,” any securities acquired, or which such Person has the right to acquire, as a result of customary agreements with and between underwriters and selling group members entered into in connection with a bona fide public offering of securities registered under the Securities Act; or

(v) which are the subject of, or the reference securities for, or that underlie, any Derivative Interest of such Person or any of such Person’s Related Persons, with the number of Common Shares deemed Beneficially Owned being the notional or other number of Common Shares specified in the documentation evidencing the Derivative Interest as being subject to being acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of Common Shares is specified in such documentation, as determined by the Board in its sole discretion to be the number of Common Shares to which the Derivative Interest relates.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, for all purposes of this Agreement, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person, together with all Related Persons, would be deemed to Beneficially Own hereunder. The number of Common Shares not actually issued and outstanding that such Person, together with all Related Persons of such Person, is otherwise deemed to Beneficially Own for purposes of this Agreement shall be deemed to be issued and outstanding for the purpose of computing the percentage of the outstanding number of Common Shares owned by such Person, together with all Related Persons of such Person, but shall not be deemed to be issued and outstanding for the purpose of computing the percentage of outstanding Common Shares owned by any other Person.

No Person who is an officer, director or employee of an Excluded Person or of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities that are “Beneficially Owned” (as defined in this Section 1(g)), including, without limitation, in a fiduciary capacity, by such Excluded Person or Exempt Person, as applicable, or by any other officer, director or employee of such Excluded Person or Exempt Person, as applicable.

Notwithstanding any of the foregoing, no Person shall be deemed to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities which such Person or any of such Person’s Related Persons would otherwise be deemed to “Beneficially Own” pursuant to this Section 1(g) solely as a result of any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Related Persons), or any tender, voting or support agreement entered into by such Person (or one or more of such Person’s Related Persons) in connection therewith, if, prior to such Person becoming an Acquiring Person, the Board has approved such merger or other acquisition agreement, or such tender, voting or support agreement.

(h) “Board” shall have the meaning set forth in the recitals to this Agreement and also includes any duly authorized committee thereof.

(i) “Board Evaluation Period” shall have the meaning set forth in Section 23(c)(i) hereof.

(j) “Book Entry” shall mean an uncertificated book entry for any Common Share, Preferred Share or Warrant.

(k) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(l) “Bylaws” shall mean the Company’s Bylaws, as in effect on the date hereof, and as such may be amended, modified or restated from time to time.

(m) “Certificate of Designation” shall have the meaning set forth in Section 1(e) hereof.

(n) “Close of Business” on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

(o) “Closing Price” of any security on any given day shall be the last sale price, regular way, of such security reported at or prior to 4:00 P.M. New York City time or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, reported at or prior to 4:00 P.M. New York City time on the principal trading market on which such security is then traded.

(p) “Common Shares” shall mean the shares of common stock, par value $0.001 per share, of the Company or any other shares of capital stock of the Company into which such shares shall be reclassified or exchanged, except that “Common Shares” when used with reference to any Person other than the Company shall mean the class or series of capital stock or equity interest with the greatest voting power (in relation to any other classes or series of capital stock or equity interest) of such other Person, or if such other Person is a Subsidiary of another Person, the Person who ultimately controls such first mentioned Person.

(q) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(r) “Company” shall have the meaning set forth in the preamble hereto, except as otherwise provided in Section 13(a) hereof.

(s) “Current Market Price” shall have the meaning set forth in Section 11(d) hereof.

(t) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(u) “Definitive Acquisition Agreement” shall mean any definitive written agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding Common Shares of the Company at a meeting of the stockholders of the Company and is with respect to (i) a share exchange, one-step merger, tender offer and second-step merger, consolidation, recapitalization, reorganization, business combination or similar transaction involving the Company, or (ii) the acquisition, directly or indirectly, of assets or earning power aggregating 50% or more of the consolidated assets or earning power (including, without limitation, equity securities of its subsidiaries) of the Company and its Subsidiaries (taken as a whole).

(v) “Demanding Stockholders” shall have the meaning set forth in Section 23(c)(i) hereof.

(w) “Derivative Interest” shall mean any derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of the underlying equity increases, including, but not limited to, a long convertible security, a long call option and a short put option position, in each case, regardless of whether (i) such interest conveys any voting rights in such security, (ii) such interest is required to be, or is capable of being, settled through delivery of such security or (iii) transactions hedging the economic effect of such interest.

(x) “Distribution Date” shall mean the Close of Business on the earlier to occur of (i) the tenth (10th) Business Day (or such later date as may be determined from time to time by the Board prior to the Distribution Date that would otherwise have occurred) after the Shares Acquisition Date (or, if the tenth (10th) Business Day after the Shares Acquisition Date occurs before the Record Date, then the Close of Business on the Record Date), or (ii) the tenth (10th) Business Day (or such later date as may be determined from time to time by the Board prior to the Distribution Date that would otherwise have occurred) after the date of the commencement of, or first public announcement of the intent of any Person (other than an Excluded Person or an Exempt Person) to commence (within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act), following the first public announcement by the Company of the adoption of this Agreement, a tender or exchange offer, the successful consummation of which would result in any Person (other than an Excluded Person or an Exempt Person) becoming an Acquiring Person, irrespective of whether any shares are actually purchased or exchanged pursuant to such offer; provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. The Board may, if deferral is allowed in clause (i) or (ii) of the preceding sentence, defer the date set forth in such clause, as applicable, to a specified later date or an unspecified later date to be determined by a subsequent action or event.

(y) “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b) hereof.

(z) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(aa) “Exchange Property” shall have the meaning set forth in Section 24(f) hereof.

(bb) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(cc) “Exchange Recipients” shall have the meaning set forth in Section 24(f) hereof.

(dd) “Excluded Person” shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee stock ownership plan, employee benefit plan or other compensation program or arrangement of the Company or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such plan, program or arrangement or for the purpose of funding any such plan, program or arrangement, (iv) any Person organized, appointed or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan, program or arrangement during the time such Person acts in such capacity, (v) Hexagon Partners, Ltd., a Texas limited partnership, Texas Star Management Company, LLC, a Texas limited liability company, Timothy M. Dunn, Bradley J. Parscale, [●] and each of their respective Related Persons.

(ee) “Exempt Person” shall mean any Person deemed to be an “Exempt Person” in accordance with Section 25 hereof for so long as such Person complies with any limitations or conditions required by the Board in making such determination.

(ff) “Exemption Date” shall have the meaning set forth in Section 23(c)(vi) hereof.

(gg) “Exemption Request” shall have the meaning set forth in Section 25 hereof.

(hh) “Existing Preferred Stock” shall mean the Company’s Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series G Preferred Stock and Series I Preferred Stock; provided, that, for the purpose of this Agreement, any shares of Series I Preferred Stock issued on or after the date hereof pursuant to that certain Securities Purchase Agreement dated as of the date hereof, by and between the Company and Hexagon Partners, Ltd., shall be deemed to be issued and outstanding as of the Close of Business on the Record Date.

(ii) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(jj) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(kk) “General Rules and Regulations” shall mean Part 240, Subpart A —Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(ll) “Grandfathered Person” shall mean any Person who or which, together with all Related Persons of such Person, would, as of the time immediately prior to the first public announcement by the Company of the adoption of this Agreement, be deemed an “Acquiring Person;” provided, however, that such Person, together with all Related Persons, shall cease to be a Grandfathered Person and shall become an Acquiring Person if, following the first public announcement by the Company of the adoption of this Agreement, such Person, together with all Related Persons, shall acquire, without the prior approval of the Board, Beneficial Ownership of any additional Common Shares (other than as a result of (i) the acquisition of Common Shares on the date of such announcement pursuant to orders placed prior to such announcement, (ii) a stock dividend, stock split, reverse stock split, subdivision or similar transaction effected by the Company in which all registered holders of Common Shares are treated substantially equally, (iii) the grant or issuance by the Company to its directors, officers and/or employees of options, warrants, rights or similar interests to acquire Common Shares by the Company pursuant to any employee benefit, stock incentive plan, stock option plan or stock ownership plan of the Company adopted by the Board, and the subsequent vesting, exercise or conversion of such options, warrants, rights or similar interests, (iv) the grant or issuance by the Company to its directors, officers and/or employees of restricted Common Shares or restricted stock units pursuant to a restricted stock or other compensation plan or arrangement adopted by the Board and/or the subsequent vesting of such shares or stock units, or (v) the acquisition of Common Shares directly from the Company) while such Person (together with all Related Persons) is the Beneficial Owner of ten percent (10%) or more of the Common Shares then outstanding.

(mm) “Minimum Tender Condition” shall have the meaning set forth in Section 1(ww) hereof.

(nn) “Nasdaq” shall mean The Nasdaq Stock Market.

(oo) “NYSE” shall mean the New York Stock Exchange.

(pp) “Original Rights” shall have the meaning set forth in Section 1(g)(ii) hereof.

(qq) “Outside Meeting Date” shall have the meaning set forth in Section 23(c)(vi) hereof.

(rr) “Ownership Statement” shall have the meaning set forth in Section 3(a) hereof.

(ss) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, association, syndicate or other entity, and shall include any successor (by merger or otherwise) of such entity.

(tt) “Preferred Shares” shall mean shares of Series J Junior Participating Preferred Stock, par value $0.001 per share, of the Company having the relative rights, preferences and limitations set forth in the form of Certificate of Designation attached to this Agreement as Exhibit A, and, to the extent that there are not a sufficient number of shares of Series J Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series J Junior Participating Preferred Stock.

(uu) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(vv) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(ww) “Qualifying Offer” shall mean an offer determined by the Board in good faith to have each of the following characteristics:

(i) a fully financed, all cash tender offer for all of the outstanding Common Shares, or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for any and all of the outstanding Common Shares (whether such shares are outstanding at the commencement of the offer or become outstanding thereafter upon the exercise or conversion of options or other securities that are outstanding at the commencement of the offer) at the same per share consideration;

(ii) an offer that has commenced within the meaning of Rule 14d–2(a) under the Exchange Act;

(iii) an offer that is conditioned on a minimum of at least a majority of (A) the outstanding Common Shares on a fully diluted basis and (B) the outstanding Common Shares not held by the Person making such offer (and such Person’s Related Persons) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable (the “Minimum Tender Condition”);

(iv) an offer that is subject to only the Minimum Tender Condition and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents or any Person being permitted any due diligence with respect to the books, records, management, accountants or other outside advisors of the Company;

(v) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open until at least the latest of (A) the date the Board redeems the outstanding Rights or exempts such offer from the terms of this Agreement; (B) if no Special Meeting Demand has been received from the holders of a Requisite Percentage with respect to such offer, ten (10) Business Days after the end of the Board Evaluation Period; and (C) if a Special Meeting is duly requested in accordance with Section 23(c), ten (10) Business Days after the date of such Special Meeting or, if no Special Meeting is held within the Special Meeting Period, ten (10) Business Days following the last day of such Special Meeting Period;

(vi) an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder (other than extensions of the offer consistent with the terms hereof); and

(vii) an offer that is otherwise in the best interests of the Company and its stockholders.

For the purposes of this definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (1) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, which conditions shall not include any requirements with respect to such financial institutions or any other Person being permitted any due diligence with respect to the books, records, management, accountants and other outside advisors of the Company, (2) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board to maintain such availability until the offer is consummated or withdrawn, or (3) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer and is reasonably satisfactory to the Board. If an offer becomes a Qualifying Offer in accordance with this definition, but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(c) shall no longer be applicable to such offer, provided that an Exemption Date shall not have already occurred with respect to such Qualifying Offer pursuant to Section 23(c).

(xx) “Qualifying Offer Resolution” shall have the meaning set forth in Section 23(c) hereof.

(yy) “Record Date” shall have the meaning set forth in the recitals hereto.

(zz) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(aaa)   “Redemption Period” shall have the meaning set forth in Section 23(a) hereof.

(bbb) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(ccc)   “Related Person” shall mean, as to any Person, any Affiliates or Associates of such Person.

(ddd) “Requesting Person” shall have the meaning set forth in Section 25 hereof.

(eee) “Requisite Percentage” shall have the meaning set forth in Section 23(c)(i) hereof.

(fff) “Right” shall have the meaning set forth in the recitals to this Agreement.

(ggg) “Rights Agent” shall have the meaning set forth in the preamble of this Agreement, except as otherwise provided in Section 19 and Section 21 hereof.

(hhh) “Rights Certificate” shall have the meaning set forth in Section 3(a) hereof.

(iii) “Rights Dividend Declaration Date” shall have the meaning set forth in the recitals to this Agreement.

(jjj) “Schedule 13D” shall mean a statement on Schedule 13D pursuant to Rule 13d-1(a), 13d-1(e), 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act as in effect at the time of the public announcement Rights Dividend Declaration Date with respect to the Common Shares Beneficially Owned by the Person filing such statement.

(kkk) “SEC” shall mean the U.S. Securities and Exchange Commission and any successor agency or instrumentality of the United States government.

(lll) “Section 11(a)(ii) Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

(mmm) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(nnn) “Section 13 Event” shall mean any event described in Section 13(a)(i), Section 13(a)(ii) or Section 13(a)(iii) hereof.

(ooo) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ppp) “Shares Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, the filing of a report or an amendment thereto with the SEC pursuant to the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person indicating that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person, or such other date, as determined by the Board, on which a Person has become an Acquiring Person; provided, however, that if a Person is determined by the Board, in its sole discretion, not to have become an Acquiring Person pursuant to Section 1(a)(ii), then no Shares Acquisition Date shall be deemed to have occurred.

(qqq) “Special Committee” shall have the meaning set forth in the recitals to this Agreement and also includes any duly authorized subcommittee thereof.

(rrr) “Special Meeting” shall have the meaning set forth in Section 23(c)(i) hereof.

(sss)   “Special Meeting Demand” shall have the meaning set forth in Section 23(c)(i) hereof.

(ttt) “Special Meeting Period” shall have the meaning set forth in Section 23(c)(iii) hereof.

(uuu) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(vvv) “Subsidiary” shall mean, with reference to any Person, any corporation or other Person of which an amount of voting securities (or other ownership interests having ordinary voting power) sufficient to elect at least a majority of the directors (or other Persons performing similar functions) of such corporation or other Person is Beneficially Owned, directly or indirectly, by such first mentioned Person, or otherwise controlled by such first mentioned Person.

(www)  “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(xxx) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(yyy) “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day; provided, that if such security is not listed or quoted on the NYSE or Nasdaq and the principal market for such security is a non-U.S. securities exchange, then “Trading Day” shall mean a day on which such non-U.S. securities exchange is open for the transaction of business; provided, further, that any national securities exchange shall be deemed to be open for the transaction of business if electronic auctions are open on such day regardless of the closure of physical locations; and (ii) if such security is not so listed or admitted, a Business Day.

(zzz) “Triggering Event” shall mean a Section 11(a)(ii) Event or any Section 13 Event.

(aaaa) “Warrants” shall have the meaning set forth in the recitals hereto.

(bbbb) “Warrant Agreement” shall mean the Form of Common Warrant, as filed with the SEC by the Company on February 22, 2021 as Exhibit 10.2 to its Form 8-K.

Section 2.  Appointment of the Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions hereof (and not implied terms and conditions), and the Rights Agent hereby accepts such appointment in accordance with Section 20 herein. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten (10) calendar days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents under the provisions of this Agreement shall be as the Company reasonably determines, and the Company shall notify, in writing, the Rights Agent and any co-rights agents of such duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent.

Section 3.   Issuance of Rights Certificates.

(a) Until the Distribution Date (i) the Rights will be evidenced (subject to Section 3(b) and Section 3(c) hereof) (x) by the certificates for the Common Shares registered in the names of the record holders thereof (which certificates for Common Shares shall be deemed also to be certificates for Rights) or by the Book Entry Common Shares registered in the name of the record holders, evidenced by notation in accounts reflecting current ownership statements issued with respect to uncertificated Common Shares in lieu of such certificates (“Ownership Statements”) (which Book Entry Common Shares, including any Ownership Statements, shall be deemed also to be certificates for Rights), (y) by the certificates for the Warrants (or, by notations in the respective Book Entry accounts for the Warrants), or (z) by the certificates for the Existing Preferred Stock (or, by notations in the respective Book Entry accounts for the Existing Preferred Stock), and in each case not by separate certificates, and the registered holders of the Common Shares, Warrants or Existing Preferred Stock shall also be the registered holders of the associated Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares, Warrants and shares of the Existing Preferred Stock, as applicable (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company shall prepare and execute, and upon the written request of the Company and upon the Company’s provision of customary opinions of counsel to the Rights Agent, the Rights Agent shall countersign and the Company will send or cause to be sent (and the Rights Agent will, if so requested and provided with all necessary information and documents will, at the expense of the Company, send), in accordance with Section 27 hereof, to each record holder of the Common Shares, the Warrants and the Existing Preferred Stock as of the Close of Business on the Distribution Date (other than an Acquiring Person or any Related Person of an Acquiring Person), one or more rights certificates, in substantially the form of Exhibit B attached hereto (the “Rights Certificate”), evidencing one Right for each Common Share so held or one Right for each Common Share that each such record holder of Warrants or Existing Preferred Stock would be entitled to receive if such record holder’s Warrants or Existing Preferred Stock were fully exercised for or convertible into Common Shares, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(i) or Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall not be required to issue Rights Certificates evidencing fractional Rights but may, in lieu thereof, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates evidencing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. Notwithstanding anything in this Agreement to the contrary, if, at any time after the date hereof and prior to the Distribution Date, the number of Common Shares issuable upon exercise of the Warrants or upon conversion of any shares of the Existing Preferred Stock is adjusted pursuant to their respective terms, then the number of Rights associated with such Warrants or shares of Existing Preferred Stock shall be proportionately adjusted so that the number of Rights thereafter associated with such Warrants or shares of Existing Preferred Stock equals the result obtained by multiplying the number of Common Shares issuable upon exercise of such Warrants or upon conversion of such shares of Existing Preferred Stock by the number of Rights associated with each Common Share then outstanding. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b) As promptly as practicable following the Record Date, the Company shall make available a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), to any record holder of Common Shares, Warrants or Existing Preferred Stock as of the Close of Business on the Record Date who may so request a copy from time to time prior to the Expiration Date. With respect to Common Shares, Warrants or Existing Preferred Stock outstanding as of the Record Date or Common Shares issued subsequent to the Record Date, until the earlier of the Distribution Date and the Expiration Date, the Rights associated with such Common Shares, Warrants or Existing Preferred Stock will be evidenced by such certificates or Book Entry accounts registered in the names of the record holders thereof. Until the earlier of the Distribution Date and the Expiration Date, the surrender for transfer of any certificate or the transfer of any Book Entry representing Common Shares, Warrants or Existing Preferred Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Shares, Warrants or Existing Preferred Stock, as applicable, represented thereby.

(c) Rights shall be issued, without any further action, in respect of all Common Shares that are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights shall also be issued to the extent provided in Section 22 hereof. Certificates and Book Entry Common Shares evidencing such Common Shares shall have printed or otherwise affixed to them a legend in substantially the following form:

“This [certificate/statement] also evidences and entitles the registered holder hereof to certain Rights as set forth in the Rights Agreement between AiAdvertising, Inc., a Nevada corporation (the “Company”), and Worldwide Stock Transfer, LLC, as rights agent (or any successor rights agent) (the “Rights Agent”), dated as of April [●], 2023, as the same may be amended, extended or renewed from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this [certificate/statement]. The Company will mail to the registered holder of this [certificate/statement], without charge, a copy of the Rights Agreement, as in effect on the date of mailing, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights which are issued or transferred to, which are or have been Beneficially Owned by an Acquiring Person or any Related Person thereof (as such capitalized terms are defined in the Rights Agreement) or any purported subsequent holder of such Rights will become null and void and will no longer be transferable. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.”

With respect to any Book Entry Common Share, such legend shall be included in the Ownership Statement in respect of such Common Share or in a notice to the record holder of such Common Share in accordance with applicable law. With respect to such certificates or Ownership Statements containing the foregoing legend, until the earlier of the Distribution Date and the Expiration Date, the Rights associated with the Common Shares evidenced by such certificates or Book Entry Common Shares shall be evidenced by such certificates or such Book Entry Common Share (including any Ownership Statements) alone and the surrender for transfer of any certificate or transfer of any Book Entry Common Share shall also constitute the transfer of the Rights associated with the Common Shares evidenced thereby.

Notwithstanding this Section 3(c) or anything to the contrary that may be contained elsewhere in this Agreement, neither the failure to print the foregoing legend on any certificates representing Common Shares or any defect that may be contained in the legend that is so printed, nor the failure to provide the notice thereof to the holder of any Book Entry Shares, shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

In the event the Company purchases or otherwise acquires any Common Shares, Warrants or Existing Preferred Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares, Warrants or Existing Preferred Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with such Common Shares, Warrants or Existing Preferred Stock that are no longer outstanding. In the event that any Common Shares, Warrants or Existing Preferred Stock are not represented by certificates, references in this Agreement to certificates shall be deemed to refer to the notations in the book entry accounts reflecting ownership of such shares.

After the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, if new certificate(s) representing Common Shares, Warrants or Existing Preferred Stock are issued in connection with the transfer, split-up, combination or exchange of certificate(s) representing Common Shares, Warrants or Existing Preferred Stock or if new certificate(s) representing Common Shares, Warrants or Existing Preferred Stock are issued to replace any certificate(s) that have been mutilated, destroyed, lost, or stolen, then such new certificate(s) shall bear a legend in substantially the form of the foregoing.

Section 4.   Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase and of assignment and the certificates contained therein to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any law, rule or regulation of any national securities exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the registered holders thereof to purchase such number of one ten-thousandths of a Preferred Share as shall be set forth therein at the Purchase Price, but the amount and type of securities, cash or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant hereto that represents Rights Beneficially Owned by: (i) an Acquiring Person or any Related Person of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Person) to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights, or (B) a transfer which the Board, in its sole discretion, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible, and only if the Company has provided specific written instructions to the Rights Agent) a legend in substantially the following form:

“The Rights evidenced by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or a Related Person of an Acquiring Person (as such capitalized terms are defined in the Rights Agreement by and between AiAdvertising, Inc., a Nevada corporation, and Worldwide Stock Transfer, LLC, as Rights Agent (or any successor rights agent), dated as of April [●], 2023, as the same may be amended, extended or renewed from time to time (the “Rights Agreement”)). Accordingly, this Rights Certificate and the Rights evidenced hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement and may no longer be transferable.”

The Company shall give written notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Person satisfying the conditions of this Section 4(b) such that the legend in this Section is necessary. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that no Person satisfies the conditions of this Section 4(b) such that the legend in this Section 4(b) is necessary. The Company shall instruct the Rights Agent in writing of the Rights which should be so legended.

Notwithstanding this Section 4(b) or anything to the contrary that may be contained elsewhere in this Agreement, the omission of the foregoing legend or any legend substantially similar thereto shall not affect the enforceability of any part of this Agreement or the rights of any registered holder of Rights Certificates.

Section 5.   Countersignature and Registration.

(a) The Rights Certificates shall be duly executed on behalf of the Company by its [Chief Executive Officer, Chief Product & Marketing Officer, Chief Financial Officer, any Executive Vice President, or any Senior Vice President, and by the Secretary or an Assistant Secretary (each, an “Authorized Officer”)], either manually or by facsimile or other customary means of electronic transmission (e.g., “pdf”). The Rights Certificates shall, upon receipt by the Rights Agent of any opinion of counsel or other document it may reasonably request, be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile or other customary means of electronic transmission (e.g., “pdf”), and shall not be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by an authorized signatory of the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such Person was not such an officer.

(b) Following the Distribution Date, and receipt by the Rights Agent of written notice to that effect and all other relevant and necessary information and documents referred to in Section 3(a), the Rights Agent will keep, or cause to be kept, at its office or offices designated for such purpose, books and/or electronic records for registration and transfer of the Rights Certificates issued hereunder. Such books and/or electronic records shall show the names and addresses of each record holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

Section 6.  Transfer, Split-Up, Combination, and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) hereof, or evidencing Rights that have been redeemed or exchanged pursuant to Section 23 or Section 24 hereof) may be transferred, split-up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one ten-thousandths of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split-up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment duly executed and properly completed, the Rights Certificate or Rights Certificates to be transferred, split-up, combined, or exchanged, with the form of assignment and certificate contained therein properly completed and duly executed and with all signatures guaranteed and any other such documentation that the Rights Agent shall reasonably request, at the office or offices of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have: (i) properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate; (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Related Persons thereof as the Company or the Rights Agent shall reasonably request; and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates as required by Section 9(e) hereof. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from a registered holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination, or exchange of Rights Certificates. If and to the extent the Company does require payment of any such taxes or charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Rights Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company specifies by written notice. The Rights Agent shall have no duty or obligation to take any action with respect to a holder of a Rights Certificate under any Section of this Agreement which requires the payment by such holder of a Rights Certificate of applicable taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b) Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Section 7(e) hereof or as otherwise provided in this Agreement, at any time after the Distribution Date the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii), and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate contained therein properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the aggregate Purchase Price with respect to the total number of one ten-thousandths of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Close of Business on April [●], 2033 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which the Rights are exchanged in full as provided in Section 24 hereof, and (iv) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13(f) at which time the Rights are terminated (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the “Expiration Date”).

(b) The Purchase Price for each one ten-thousandth of a Preferred Share pursuant to the exercise of a Right initially shall be $0.032, shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof, and shall be payable in accordance with Section 7(c) hereof (such purchase price, as so adjusted, the “Purchase Price”).

(c) Upon receipt of a Rights Certificate evidencing exercisable Rights, with the form of election to purchase and the certificate contained therein properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price (as such amount may be adjusted as provided herein) per one ten-thousandth of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable tax or charge, the Rights Agent shall, subject to Section 7(f) and Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one ten-thousandths of a Preferred Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if, subject to Section 14 hereof, the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent of depositary receipts evidencing such number of one ten-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares evidenced by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) if necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, subject to Section 7(f) below, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) if necessary to comply with this Agreement, after receipt thereof, subject to Section 7(f) below, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement, and until so received, the Rights Agent shall have no duties or obligations with respect to such securities, cash and/or other property. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole Preferred Shares would be issued.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Sections 6 and 14 hereof.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights Beneficially Owned by (i) an Acquiring Person or a Related Person of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Related Person thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Related Person thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Person) to holders of equity interests in such Acquiring Person (or any such Related Person) or to any Person with whom the Acquiring Person (or any such Related Person) has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer that the Board, in its sole discretion, has determined is part of a plan, arrangement or understanding (whether or not in writing) that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement, the Rights Certificates or otherwise. The Company shall notify the Rights Agent when this Section 7(e) applies and shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its Related Persons or transferees hereunder. Until the Company notifies the Rights Agent in writing that this Section 7(e) applies, the Rights Agent may presume conclusively that this Section 7(e) does not apply.

It is acknowledged and understood that the Rights Agent does not have access to information sufficient to identify Beneficial Owners, and under no circumstance shall the Rights Agent be obligated to undertake any action or inaction reliant upon the identification of Beneficial Owners, unless the Company has provided written notice to the Rights Agent of the identity of Beneficial Owners, on which the Rights Agent may conclusively rely. Until the Company notifies the Rights Agent in writing that a Person is a Beneficial Owner of Common Shares, the Rights Agent may presume conclusively that no Person is a Beneficial Owner of Common Shares.

(f)   Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of a Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or Related Persons thereof) or former Beneficial Owner (or Related Persons thereof) of the Rights represented by the Rights Certificate as the Company or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company. Subject to applicable law and regulation, the Rights Agent shall maintain, in a retrievable database, electronic records of all cancelled or destroyed stock certificates that have been cancelled or destroyed by the Rights Agent.   The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation.  Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Rights Certificates cancelled or destroyed by the Rights Agent.

Section 9.   Reservation and Availability of Capital Stock.

(a) The Company covenants and agrees that at all times prior to the Expiration Date it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Triggering Event, out of its authorized and unissued Common Shares or other securities as may be issuable upon exercise of the Rights and/or out of its securities held in treasury, as the case may be), the number of Preferred Shares (and, following the occurrence of a Triggering Event, to the extent reasonably practicable, Common Shares or other securities, as the case may be) that, as provided in this Agreement, including, but not limited to, Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all of the outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of Preferred Shares (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved. Notwithstanding the foregoing, the Company shall, at all times on or after the date of this Agreement and prior to the Expiration Date, cause to be reserved and kept available out of its authorized and unissued Common Shares at least 3,000,000,000 Common Shares for issuances upon exercise or exchange of the Rights hereunder, subject to such adjustment or waiver as deemed appropriate by the Special Committee.

(b) So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares or other securities, as the case may be) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or quoted on a quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable through the Expiration Date, all shares reserved for such issuance to be listed on such exchange or quoted on such quotation system, as the case may be, upon official notice of issuance upon such exercise.

(c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a) hereof, a registration statement on an appropriate form under the Securities Act, with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) calendar days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such suspension has occurred) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that such suspension is still in effect). In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company similarly may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective. The Company shall give written notice to the Rights Agent of any such limitation on the exercise of Rights and absent such written notice, the Rights Agent may conclusively presume that there is no limitation on the exercise of Rights.

(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one ten-thousandths of a Preferred Share (and, following the occurrence of a Triggering Event, Common Shares or other securities, as the case may be) delivered upon exercise of the Rights shall, at the time of delivery of the certificates or depositary receipts for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates, entries in the book entry account system of the transfer agent, or depositary receipts for a number of one ten-thousandths of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash or other assets, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates or depositary receipts or entries in the book entry account system of the transfer agent to a Person other than, or the issuance or delivery of a number of one ten-thousandths of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash or other assets, as the case may be) in a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts or entries in the book entry account system of the transfer agent for a number of one ten-thousandths of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash or other assets as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the registered holder of such Rights Certificates at the time of surrender) or until it has been established to the Company’s or to the Rights Agent’s satisfaction that no such tax or charge is due.

Section 10. Preferred Shares Record Date. Each Person in whose name any certificate or entry in the book entry account system of the transfer agent for a number of one ten-thousandths of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash or other assets, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional Preferred Shares (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash, or other assets as the case may be) evidenced thereby on, and such certificate or entry shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes and governmental charges) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash or other assets, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate or entry shall be dated, the next succeeding Business Day on which the Preferred Shares (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash, or other assets as the case may be) transfer books of the Company are open and, provided, further, that if delivery of the Preferred Shares is delayed pursuant to Section 9(c), when such Preferred Shares first becomes deliverable. Prior to the exercise of the Rights evidenced thereby, the registered holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares, or Number of Rights. The Purchase Price, the number and kind of shares, or fractions thereof, purchasable upon exercise of each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the first public announcement by the Company of the adoption of this Agreement (A) declare or pay a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide or split the outstanding Preferred Shares, (C) combine or consolidate the outstanding Preferred Shares into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation, or reclassification, and the number and kind of Preferred Shares or fractions thereof (or other capital stock, as the case may be), issuable on such date, shall be proportionately adjusted so that the registered holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Preferred Shares or fractions thereof (or other capital stock, as the case may be), which, if such Right had been exercised immediately prior to such date (whether or not such Right was then exercisable) and at a time when the Preferred Share (or other capital stock, as the case may be) transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation, or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) In the event any Person shall become an Acquiring Person (a “Section 11(a)(ii) Event”), then, promptly following the occurrence of such Section 11(a)(ii) Event, proper provision shall be made so that, upon expiration of the Redemption Period and subject to Section 23 hereof, each registered holder of a Right (except as provided below in Section 11(a)(iii) and in Sections 7(e), 13 and 24 hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one ten-thousandths of a Preferred Share, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the then number of one ten-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (B) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price per Common Share on the date of such first occurrence (such number of shares, the “Adjustment Shares”); provided, however, that in connection with any exercise effected pursuant to this Section 11(a)(ii), no holder of Rights (other than an Excluded Person or an Exempt Person) shall be entitled to receive Common Shares (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Related Persons, becoming the Beneficial Owner of more than ten percent (10%) (or, in the case of a Grandfathered Person, becoming the Beneficial Owner of an additional share of Common Shares) of the then-outstanding Common Shares. The Rights Agent does not have the information necessary to make such a determination and the Company must provide written notice to the Rights Agent if any limitation on the issuance or transfer of Common Shares exists under this Section. Absent such notification by the Company, the Rights Agent may conclusively presume that there is no such limitation on the issuance or transfer of Common Shares under this Section.

(iii) In the event that (A) the number of Common Shares authorized by the Restated Articles of Incorporation, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof or (B) the Board otherwise shall determine to do so in its sole discretion, the Company, acting by resolution of the Board, shall (1) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (2) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of such Right and payment of the applicable Purchase Price, (u) cash, (v) a reduction in the Purchase Price, (w) Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Shares, which the Board has deemed to have essentially the same value or economic rights as Common Shares (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (x) debt securities of the Company, (y) other assets, or (z) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that, if, under the circumstances set forth in clause (A) above, the Company shall not have made adequate provision to deliver value pursuant to clause (2) above within thirty (30) calendar days following the later of (I) the first occurrence of a Section 11(a)(ii) Event and (II) the date on which the Company’s right of redemption pursuant to Section 23(a) hereof expires (the later of (I) and (II) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of the Current Value over the Purchase Price. If the Board determines in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) calendar day period set forth above may be extended to the extent necessary, but not more than ninety (90) calendar days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) calendar day period, as it may be extended, is herein called the “Substitution Period”). To the extent that action is to be taken pursuant to the first or third sentences of this Section 11(a)(iii), the Company shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and the Company may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per Common Share on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per Common Share on such date.

(b) In case the Company shall fix a record date for the issuance of rights, options, or warrants to all registered holders of Preferred Shares entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“Equivalent Preferred Shares”)) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the Current Market Price per Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares or Equivalent Preferred Shares so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such rights, options, or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all registered holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Shares, but including any dividend payable in stock other than Preferred Shares) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per Preferred Share on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed, or of such subscription rights or warrants applicable to a Preferred Share, and the denominator of which shall be such Current Market Price per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per Common Share on any date shall be deemed to be the average of the daily Closing Prices per Common Share for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per Common Share on any date shall be deemed to be the average of the daily Closing Prices per Common Share for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per Common Share is determined during a period following the announcement by the issuer of such Common Share of (A) a dividend or distribution on such Common Shares payable in Common Shares or securities convertible into such Common Shares (other than the Rights), or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of such Common Shares, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The Closing Price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq or, if the Common Shares are not listed or admitted to trading on the Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on a quotation system then in use, or, if on any such date the Common Shares are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board. If on any such date the Common Shares are not publicly held and are not so listed, admitted to trading, or quoted, and no market maker is making a market in the Common Shares, the “Current Market Price” per Common Share shall mean the fair value per share on such date as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holders of the Rights.

(ii) For the purpose of any computation hereunder, the “Current Market Price” per Preferred Share shall be determined in the same manner as set forth above for the Common Shares in Section 11(d)(i) hereof (other than the penultimate sentence thereof). If the Current Market Price per Preferred Share cannot be determined in the manner provided above or if the Preferred Shares are not publicly held or listed, admitted to trading, or quoted in a manner described in Section 11(d)(i) hereof, the Current Market Price per Preferred Share shall be conclusively deemed to be an amount equal to 10,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the first public announcement by the Company of the adoption of this Agreement) multiplied by the Current Market Price per Common Share. If neither the Common Shares nor the Preferred Shares are publicly held or listed, admitted to trading, or quoted, the “Current Market Price” per Preferred Share shall mean the fair value per share as determined in good faith by a majority of the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the Current Market Price of one ten-thousandth of a Preferred Share shall be equal to the Current Market Price of one Preferred Share divided by 10,000.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest thousandth of a Common Share or other share or one-millionth of a Preferred Share, as the case may be.

(f)   If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the registered holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a Preferred Share (or other securities or amount of cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a Preferred Share (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one ten-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one ten-thousandths of a Preferred Share purchasable upon the exercise of a Right pursuant to Section 11(h) hereof. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one ten-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, and notify the Rights Agent in writing, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one ten-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one ten-thousandth of a share and the number of one ten-thousandths of a share that were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one ten-thousandths of a Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue, fully paid and nonassessable, such number of one ten-thousandths of a Preferred Share at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall notify the Rights Agent in writing of any such election) until the occurrence of such event the issuance to the registered holder of any Right exercised after such record date of the number of one ten-thousandths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one ten-thousandths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, prior to the Distribution Date, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board, in its good faith judgment, shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Market Price, (iii) issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to registered holders of its Preferred Shares shall not be taxable to such stockholders or shall reduce the taxes payable by such holders.

(n) The Company covenants and agrees that in the event that a Section 11(a)(ii) Event occurs and the Rights shall then be outstanding, it shall not, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or otherwise transfer (or permit any Subsidiary to sell or otherwise transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company’s most recent regularly prepared financial statements) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or bylaw provisions, rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Related Persons; provided, however, that this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

(o) The Company covenants and agrees that after the Distribution Date and so long as any Rights shall then be outstanding (other than Rights that have become null and void pursuant to Section 7(e) hereof), it will not, except as permitted by Section 23, Section 24, or Section 28 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare or pay a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide or split the outstanding Common Shares, (iii) combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is a continuing or surviving corporation), the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date (or issued or delivered on or after the Distribution Date pursuant to Section 22 hereof), shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Shares and the Common Shares, a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each registered holder of a Rights Certificate in accordance with Section 27 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

Section 13. Consolidation, Merger, or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a) In the event that, at any time on or following the Shares Acquisition Date, directly or indirectly,

(i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation or other entity of such consolidation or merger;

(ii) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or

(iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company’s most recent regularly prepared financial statements) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof); then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (A) each registered holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price multiplied by the number of one ten-thousandths of a share of Preferred Shares for which a Right is then exercisable in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Principal Party, not subject to any liens, encumbrances, rights of first refusal, transfer restrictions, preemptive rights or other adverse claims of any nature whatsoever, as shall be equal to the result obtained by (1) multiplying the number of one ten-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event, and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price per Common Share of such Principal Party on the date of consummation of such Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; provided, however, that upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each record holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, options warrants and other property which such record holder would have been entitled to receive had he, she or it at the time of such transaction, owned the Common Shares of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants, options and other property; and (E) the provisions of Section 11(a)(ii) hereof shall be of no effect with respect to events occurring at any time following the first occurrence of any Section 13 Event, and the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in Section 13(a)(i) or Section 13(a)(ii) hereof, the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities into which Common Shares of the Company are converted, changed, or exchanged in such merger or consolidation or, if there is more than one such issuer, the issuer of Common Shares of such issuer that has the highest aggregate current market price (determined pursuant to Section 11(d) hereof) and if no securities or other equity interests are so issued, the Person (including the Company as successor thereto or as the surviving entity) that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person that is a constituent party to such merger or consolidation, the Common Shares of such Person of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and

(ii) in the case of any transaction described in Section 13(a)(iii) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or if the Person receiving the largest portion of the assets, cash flow or earning power cannot be determined, whichever of such Persons is the issuer of Common Shares having the greatest aggregate value of shares outstanding (as determined pursuant to Section 11(d) hereof); provided, however, that in any such case, (A) if the Common Shares of such Person (who, but for this proviso, would be the Principal Party) are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, “Principal Party” shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

(c) The Company shall not consummate a Section 13 Event unless the Principal Party shall have a sufficient number of authorized Common Shares that have not been issued or reserved or that are held in treasury for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of Section 13(a) and Section 13(b) hereof shall promptly be performed in accordance with their terms and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party, as soon as practicable after the execution of such agreement, will:

(i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including, but not limited to, the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii) deliver to registered holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

(d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

(e) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has at the time of such transaction, or immediately following such transaction will have, a provision in any of its authorized securities or in its articles of incorporation or bylaws or other instrument governing its affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, of Common Shares of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13); (ii) providing for any special payment, tax, or similar provisions in connection with the issuance of the Common Shares of such Principal Party pursuant to the provisions of Section 13; or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived, or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(f)   Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a).

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market price of a whole Right. For purposes of this Section 14(a), the current market price of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The Closing Price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq or, if the Rights are not listed or admitted to trading on the Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by a quotation system then in use or, if on any such date the Rights are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board. If on any such date the Rights are not publicly held and are not so listed, admitted to trading, or quoted, and no market maker is making a market in the Rights, the current market value of a Right shall mean the fair value of a Right on such date as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and delivered to the holders of the Rights and shall be binding and conclusive for all purposes.

(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one ten-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates or make any entries in the book entry account system of the transfer agent that evidence fractional Preferred Shares (other than fractions that are integral multiples of one ten-thousandth of a Preferred Share). In lieu of fractional Preferred Shares that are not integral multiples of one ten-thousandth of a Preferred Share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of one ten-thousandth of a Preferred Share. For purposes of this Section 14(b), the current market price of one ten-thousandth of a Preferred Share shall be one ten-thousandth of the Closing Price of a Preferred Share or, if unavailable, the appropriate alternative price (in each case, as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates or make Book Entry Common Share notations that evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the Closing Price of one Common Share or, if unavailable, the appropriate alternative price (in each case, as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise.

(d) The registered holder of a Right by the acceptance of that Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments; and (ii) provide sufficient funds to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies.

Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Shares, Warrants and Existing Preferred Stock); and any registered holder of any Rights Certificate (and, prior to the Distribution Date, of the Common Shares, Warrants and Existing Preferred Stock), without the consent of the Rights Agent or of the registered holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares, the Warrants and the shares of the Existing Preferred Stock), may, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the registered holders of Rights, it is specifically acknowledged that the registered holders of Rights would not have an adequate remedy at law for any breach of this Agreement and, accordingly, shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16. Agreement of Rights Holders. Every registered holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other registered holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be evidenced by Book Entry Common Shares, Warrants or Existing Preferred Stock (which Book Entry Common Shares, Warrants or Existing Preferred Stock shall also be deemed to represent certificates for Rights) or, in the case of certificated securities, the certificates for the Common Shares, Warrants or Existing Preferred Stock registered in the names of the record holders of such Common Shares, Warrants or Existing Preferred Stock (which certificates for Common Shares, Warrants or Existing Preferred Stock also constitute certificates for Rights) and each Right will be transferable only in connection with the transfer of Common Shares, Warrants or Existing Preferred Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates contained therein properly completed and duly executed, along with any other paperwork reasonably requested by the Rights Agent in consultation with the Company;

(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, a certificate for Common Shares, Warrants or Existing Preferred Stock or Book Entry Common Share, Warrants or Existing Preferred Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the certificate for Common Shares, Warrants or Existing Preferred Stock or other notices provided to holders of Book Entry Common Shares, Warrants or Existing Preferred Stock made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Certificate Holder Not Deemed a Stockholder. No registered holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the registered holder of the number of one ten-thousandths of a Preferred Share or any other securities of the Company that may at any time be issuable on the exercise of the Rights evidenced thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the registered holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, reimbursement for its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.

(b) The Company also agrees to indemnify and hold harmless the Rights Agent and its Affiliates and their respective employees, officers, and directors against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense that may be paid, incurred or suffered by it, or which it may become subject, without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including reasonable attorneys’ fees and expenses and the costs and expenses of defending against any claim of liability in the premises. The Company shall so indemnify the Rights Agent until and unless it has been determined by a final non-appealable judgment of a court of competent jurisdiction that the Rights Agent acted or failed to act with gross negligence, bad faith, or willful misconduct. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement (other than by reason of the Rights Agent’s gross negligence, bad faith or willful misconduct, as is determined by a final non-appealable judgment of a court of competent jurisdiction) will be limited to the amount of fees paid by the Company to the Rights Agent.

(c) The Rights Agent shall not be liable for any obligation not expressly undertaken by the Rights Agent in this Agreement.

(d) The Rights Agent shall be entitled to request of and receive from the Company an opinion of counsel or written directive of the Company, upon which the Rights Agent may conclusively rely, prior to fulfilling any obligation of the Rights Agent provided herein; provided, that any such request by the Rights Agent shall be reasonable. If the Rights Agent has requested of the Company an opinion of counsel or written directive of the Company, the Rights Agent shall not have any obligation to perform the action, or refrain from performing the action, requested of the Rights Agent unless and until the Rights Agent receives the requested opinion of counsel or written directive of the Company; provided, that, in each instance, the Company shall have the discretion to determine whether to deliver an opinion of counsel or written directive of the Company.

(e) The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Common Shares, Warrants, shares of the Existing Preferred Stock, Preferred Shares or for other securities of the Company (including in the case of uncertificated securities, by notation in book entry accounts reflecting ownership), instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to have been signed, executed and, where expressly required hereunder, guaranteed, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth herein.

(f)   The Rights Agent may conclusively rely upon and, absent gross negligence, bad faith, or willful misconduct, shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any written directive, communication, or notice received by the Rights Agent from the Company. To the extent an express obligation of the Rights Agent relies in any way on a predicate action of the Company or the receipt by the Rights Agent of a writing from the Company, the Rights Agent shall have no obligation to obtain compliance by the Company of such predicate action or to obtain the relevant writing from the Company and the Rights Agent shall have no obligation to the Company or any holder of a Right to undertake any action unless and until the Company has notified in writing the Rights Agent of the completion of the Company’s predicate action or the Rights Agent has received the predicate writing from the Company. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice.

(g) The provisions of this Section 18, Section 20 and Section 30 hereof shall survive the termination or expiration of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

Section 19. Merger or Consolidation or Change of Name of the Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of an authorized signatory of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, an authorized signatory of any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature of an authorized signatory under the Rights Agent’s prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, an authorized signatory of the Rights Agent may countersign such Rights Certificates either in the prior name of the Rights Agent or in the changed name of the Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of the Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the registered holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee or legal counsel of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or any Related Person thereof, and the determination of Current Market Price) be proved or established by the Company prior to the Rights Agent taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be any one of the Authorized Officers of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability, for or in respect of any action taken or suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(d) The Rights Agent shall not be assumed to have knowledge of and shall not be required to take note of or act upon any fact or circumstance including, but not limited to, the occurrence of facts or circumstances leading to the Shares Acquisition Date or the Distribution Date, facts or circumstances relating to whether any Person may be an Affiliate or an Associate of any other Person, facts or circumstances relevant to an adjustment to the Purchase Price, facts or circumstances relevant to events described in Section 13, Section 23 and Section 24, which may be relevant to performance by the Rights Agent under this Agreement unless the Company has provided written notice thereof to the Rights Agent; and the Company agrees that it will (i) promptly notify the Rights Agent in writing of the occurrence of the Shares Acquisition Date (including the identity of the Acquiring Person and the date on which the Shares Acquisition Date occurred), the Distribution Date, the Redemption Date, and of any events described in Section 13, and (ii) promptly provide the Rights Agent with such other information as the Rights Agent may reasonably request in connection with the performance of its duties under this Agreement.

(e) Notwithstanding anything in this Agreement to the contrary, any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought. Anything to the contrary notwithstanding, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential damage or loss of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(f)   The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates and it shall not be required to verify the same (except as to a countersignature by one of its authorized signatories on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(g) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except a countersignature by one of its authorized signatories on any such Rights Certificate); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e) hereof) or any adjustment required under the provisions of Section 11, Section 13, Section 23 or Section 24 hereof or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of a certificate describing any such adjustment, delivered pursuant to Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Preferred Shares or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares or Preferred Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(h) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(i) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Authorized Officers of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to take any instruction of the Company that the Rights Agent believes, in its sole discretion, would cause the Rights Agent to take action that is illegal.

(j) The Rights Agent and any stockholder, Affiliate, director, officer or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, Affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(k) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers, and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect, or misconduct, absent gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) of the Rights Agent in the selection and continued employment thereof.

(l) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent) or in the exercise of any of its rights or powers if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(m) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or duly executed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(n) The Rights Agent shall have no responsibility to the Company, any holders of Rights or any holders of Common Shares for interest or earnings on any monies held by the Rights Agent pursuant to this Agreement.

(o) The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 27 hereof, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

Section 21. Change of the Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) calendar days’ prior written notice given to the Company (or such lesser notice as is acceptable to the Company in its sole discretion) in accordance with Section 27 hereof, and to the extent that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares, the Warrants, the shares of the Existing Preferred Stock and Preferred Shares by registered or certified mail. The Company shall be responsible for providing written notice to the Rights Agent of any other transfer agents of the Company to whom the Rights Agent must provide notice under this Section. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) calendar days’ notice given to the Rights Agent or successor Rights Agent, as the case may be, in accordance with Section 27 hereof, and to each transfer agent of the Common Shares, the Warrants, the shares of the Existing Preferred Stock and Preferred Shares by registered or certified mail, and, if such removal occurs after the Distribution Date, to the registered holders of the Rights Certificates in accordance with Section 27 of this Agreement. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after giving proper notice of such removal or after it has been properly notified of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of any State thereof, in good standing, which is authorized under such laws to exercise stockholder service powers and which has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000.00 or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for that purpose, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing; and, except as the context herein otherwise requires, such successor Rights Agent shall be deemed to be the “Rights Agent” for all purposes of this Agreement. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, the Warrants, the shares of the Existing Preferred Stock and the Preferred Shares, and, if such appointment occurs after the Distribution Date, the Company shall give notice thereof to the registered holders of the Rights Certificates in accordance with Section 27 hereof. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the redemption of the Rights, the exchange of the Rights, and the Final Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion, or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates evidencing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination; Exemption of a Qualifying Offer.

(a) The Board may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth (10th) Business Day following the Shares Acquisition Date (or, if the tenth (10th) Business Day following the Shares Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) and (ii) the Final Expiration Date (the “Redemption Period”), direct the Company to, and if directed the Company shall, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the first public announcement by the Company of the adoption of this Agreement (such redemption price, as adjusted, being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until the expiration of the Redemption Period. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the Current Market Price of the Common Shares at the time of redemption) or any other form of consideration determined by the Board, in the exercise of its sole discretion, to be at least equal to the Redemption Price.

(b) Immediately upon the time of the effectiveness of the redemption of the Rights pursuant to paragraph (a) of this Section 23 or such earlier time as may be determined by the Board in the action ordering such redemption (although not earlier than the time of such action), evidence of which shall be filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights shall terminate, whether or not previously exercised, and each Right, whether or not previously exercised, will thereafter represent only the right to receive the Redemption Price for each Right so held. Promptly after the action of the Board directing the Company to make the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the registered holders of the then outstanding Rights in accordance with Section 27 hereof. Any notice given in accordance with Section 27 hereof shall be deemed given whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Notwithstanding anything in this Section 23 to the contrary, the redemption of the Rights as directed by the Board may be made effective at such time, on such basis and subject to such conditions as the Board, in its sole discretion, may establish.

(c) Exempting a Qualifying Offer from this Agreement.

(i) In the event the Company receives a Qualifying Offer and the Board has not redeemed the outstanding Rights or exempted such offer from the terms of this Agreement or called a special meeting of stockholders by the end of the ninetieth (90th) Business Day following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act, for the purpose of voting on whether to exempt such Qualifying Offer from the terms of this Agreement (the “Board Evaluation Period”), provided that such Qualifying Offer has not been terminated and continues to be a Qualifying Offer, holders of record (or their duly authorized proxy) of at least ten percent (10%) of the Common Shares then outstanding (excluding Common Shares Beneficially Owned by the offeror and the offeror’s Related Persons) (the “Requisite Percentage”) may submit to the Board, not earlier than ninety (90) Business Days nor later than one hundred twenty (120) Business Days following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act, a written demand complying with the terms of this Section 23(c) (the “Special Meeting Demand”) directing the Board to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution authorizing the exemption of such Qualifying Offer from the provisions of this Agreement (the “Qualifying Offer Resolution”).

(ii) Any Special Meeting Demand must be (A) delivered to the Secretary at the principal executive offices of the Company; and (B) signed by the demanding stockholders (the “Demanding Stockholders”) or a duly authorized agent of the Demanding Stockholders. A Special Meeting Demand must set forth as to the stockholders of record executing the request (x) the names and addresses of such stockholders, as they appear on the Company’s books and records, (y) the number of Common Shares which are owned of record by each of such stockholders, and (z) in the case of the Common Shares that are Beneficially Owned by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Demand only after obtaining instructions to do so from such Beneficial Owner and attaching evidence thereof. For purposes of a Special Meeting Demand, the record date for determining holders of record eligible to make a Special Meeting Demand shall be the ninetieth (90th) Business Day following commencement, within the meaning of Rule 14d-2(a) under the Exchange Act, of a Qualifying Offer.

(iii) In the event that the Board receives a Special Meeting Demand complying with the provisions of this Section 23(c) from Demanding Stockholders holding the Requisite Percentage, the Board shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be submitted to a vote of stockholders at a Special Meeting by including a proposal relating to the adoption of the Qualifying Offer Resolution in the proxy materials of the Company for the Special Meeting. Such Special Meeting shall be convened within ninety (90) Business Days following the Special Meeting Demand (the “Special Meeting Period”); provided, that such stockholder vote may be held at an annual meeting of the stockholders if such annual meeting is to be convened during the Special Meeting Period; provided, however, that if the Company at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement conditioned on the approval by holders of a majority of the outstanding Common Shares, the Special Meeting Period may be extended by the Board (and any special meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement.

(iv) The Board shall set a date for determining the stockholders of record entitled to notice of and to vote at the Special Meeting in accordance with the Articles of Incorporation, Bylaws and applicable law.

(v) Subject to the requirements of applicable law, the Board may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its duties. Notwithstanding anything to the contrary contained in this Agreement, if the Board determines that it is in the best interests of stockholders to seek an alternative transaction so as to obtain greater value for stockholders than that provided by any Qualifying Offer, the Company shall be entitled to include information relating to such alternative transaction in the proxy soliciting material prepared by it in connection with the Special Meeting.

(vi) In the event that the Qualifying Offer continues to be a Qualifying Offer and either (A) the Special Meeting is not convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”), or (B) if, at the Special Meeting at which a quorum is present, a majority of the Common Shares outstanding and entitled to vote as of the record date for the Special Meeting selected by the Board, not giving effect to any affirmative votes cast by the offeror or any of its Affiliates or Associates, shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of this Agreement to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the Close of Business on the tenth (10th) Business Day after (A) the Outside Meeting Date or (B) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be (the “Exemption Date”).

(vii)   Immediately upon the Close of Business on the Exemption Date, if any, without any further action and without any notice, the right to exercise the Rights with respect to the Qualifying Offer will terminate.

(viii)   The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Exemption Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Exemption Date has not occurred.

(ix) Notwithstanding anything herein to the contrary, no action or vote by stockholders not in compliance with the provisions of this Section 23(c) shall serve to exempt any offer from the terms of this Agreement.

(x) Nothing in this Section 23(c) shall be construed as limiting or prohibiting the Company or any offeror from proposing or engaging in any acquisition, disposition or other transfer of any securities of the Company, any merger or consolidation involving the Company, any sale or other transfer of assets of the Company, any liquidation, dissolution or winding-up of the Company, or any other business combination or other transaction, or any other action by the Company or such offeror; provided, however, that the holders of Rights shall have the rights set forth in this Agreement with respect to any such acquisition, disposition, transfer, merger, consolidation, sale, liquidation, dissolution, winding-up, business combination, transaction or action.

Section 24. Exchange of Rights.

(a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, authorize and direct the Company to, and if directed the Company shall, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of three Common Shares per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the first public announcement by the Company of the adoption of this Agreement (such exchange ratio being hereinafter referred to as the “Exchange Ratio”); provided, however, that in connection with any exchange effected pursuant to this Section 24(a), no holder of Rights (other than an Excluded Person or an Exempt Person) shall be entitled to receive Common Shares (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Related Persons, becoming the Beneficial Owner of more than ten percent (10%) of the then-outstanding Common Shares. The Rights Agent does not have the information necessary to make such a determination and the Company must provide written notice to the Rights Agent if any limitation on the issuance or transfer of Common Shares exists under this Section. Absent such notification by the Company, the Rights Agent may conclusively presume that there is no such limitation on the issuance or transfer of Common Shares under this Section. The exchange of the Rights by the Board may be made effective at such time, on such basis, and with such conditions as the Board in its sole discretion may establish. Notwithstanding the foregoing, the Board shall not be empowered to direct the Company to effect such exchange at any time after any Person (other than an Excluded Person or an Exempt Person), together with all Related Persons of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Shares then outstanding.

(b) Immediately upon the action of the Board directing the Company to exchange any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a registered holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall give notice of any such exchange to all of the registered holders of such Rights in accordance with Section 27 hereof. Any notice given in accordance with Section 27 hereof shall be deemed given whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) held by each registered holder of Rights.

(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or Equivalent Preferred Shares) for Common Shares exchangeable for Rights, at the initial rate of one ten-thousandth of a Preferred Share (or Equivalent Preferred Shares) for each Common Share, as appropriately adjusted to reflect stock splits, stock dividends, and other similar transactions after the first public announcement by the Company of the adoption of this Agreement.

(d) In the event the number of Common Shares authorized by the Restated Articles of Incorporation, but which are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company may either take such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights or alternatively, at the option of the Board, substitute to the extent of such insufficiency for each Common Share that would otherwise be issuable upon exchange of a Right, cash, debt securities of the Company, other assets, or any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board (whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holders of the Rights), equal to the Current Market Price per Common Share (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

(e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates or make Book Entry Common Share notations that evidence fractional Common Shares. In lieu of such fractional Common Shares, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market price of a whole Common Share. For the purposes of this Section 24(e), the current market price of a whole Common Share shall be the Closing Price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

(f)   Notwithstanding anything in this Section 24 to the contrary, the exchange of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Without limiting the preceding sentence, the Board may, (i) in lieu of issuing Common Shares or any other securities contemplated by this Section 24 to the Persons entitled thereto in connection with the exchange (such Persons, the “Exchange Recipients,” and such shares and other securities, together with any dividends or distributions made on such shares or other securities, the “Exchange Property”) issue, transfer or deposit the Exchange Property to or into a trust or other entity that may hold such Exchange Property for the benefit of the Exchange Recipients (provided, that such trust or other entity may not be controlled by the Company or any of its Related Persons and provided, further, that the trustee or similar fiduciary of the trust or other entity will attempt to distribute the Exchange Property to the Exchange Recipients as promptly as practicable), (ii) permit such trust or other entity to exercise all of the rights that a stockholder of record would possess with respect to any shares deposited in such trust or entity and (iii) impose such procedures as are necessary to verify that the Exchange Recipients are not Acquiring Persons or Related Persons of Acquiring Persons as of any time periods established by such trust or entity.

Section 25. Process to Seek Exemption. Any Person who desires to effect any acquisition of Common Shares that would, if consummated, result in such Person Beneficially Owning ten percent (10%) or more of the then outstanding Common Shares (a “Requesting Person”) may, prior to the Shares Acquisition Date and in accordance with this Section 25, request that the Board grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “Exempt Person” under subsection (z) of the definition thereof in Section 1 for purposes of this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by overnight delivery service or registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Shares then Beneficially Owned by the Requesting Person, together with all Related Persons of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Shares aggregating ten percent (10%) or more of the then outstanding Common Shares and the maximum number and percentage of shares of Common Shares that the Requesting Person proposes to acquire. The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within twenty (20) Business Days) after receipt thereof; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Board and its advisors to assist the Board in making its determination. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Shares in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board’s determination with respect thereto, unless the information contained in the Exemption Request or the Board’s determination with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by directors serving on the Board, or a duly constituted committee thereof, who are independent of the Company and the Requesting Person and disinterested with respect to the Exemption Request, and the action of such independent and disinterested directors shall be deemed to be the determination of the Board for purposes of such Exemption Request.

Section 26. Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the registered holders of Preferred Shares or to make any other distribution to the registered holders of Preferred Shares (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the registered holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company’s most recent regularly prepared financial statements) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution, or winding up of the Company, then, in each such case, the Company shall give to each registered holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the registered holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) calendar days prior to the record date for determining registered holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) calendar days prior to the date of the taking of such proposed action or the date of participation therein by the registered holders of the Preferred Shares, whichever shall be the earlier; provided, however, that no such action shall be taken pursuant to this Section 26(a) that will or would conflict with any provision of the Company’s Restated Articles of Incorporation; provided, further, that no such notice shall be required pursuant to this Section 26, if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company.

(b) In case a Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to the Rights Agent, and, to the extent feasible, each registered holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to registered holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in Section 26(a) to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

Notwithstanding anything to the contrary that may be contained in this Section 26 or elsewhere in this Agreement, the failure to give, or any defect in, any notice required to be given pursuant to this Section 26 shall not affect the legality or validity of the transaction or event to which the notice requirement was applicable.

In case any Section 13 Event shall occur, then the Company shall, as soon as practicable thereafter, give to each registered holder of a Rights Certificate, to the extent feasible, and to the Rights Agent in accordance with Section 26 hereof, a written notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to the holders of Rights under Section 13(a) hereof.

Section 27. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company will be sufficiently given or made if in writing and sent by a recognized national overnight delivery service, or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent by the Company) as follows:

AiAdvertising, Inc.

321 Sixth Street

San Antonio, Texas 78215

Attention: Chief Executive Officer

with copies (which will not constitute notice) to:

[●]

[●]

[●]

Attention: [●]

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company, or by the registered holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by (i) first-class mail, postage prepaid, (ii) a recognized national overnight delivery service, prepaid, or (iii) courier or messenger service, in each case addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Worldwide Stock Transfer, LLC

[One University Plaza, Suite 505

Hackensack NJ 07601

Attention: [●]]

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the registered holder of any Rights Certificate or, if prior to the Distribution Date, to the registered holder of the Common Shares shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, if prior to the Distribution Date, as shown on the registry books of the transfer agent for the Common Shares.

Section 28. Supplements and Amendments. Except as otherwise provided in this Section 28, prior to the Distribution Date, the Company, by action of the Board, may from time to time and in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement in any respect without the approval of any holders of Rights. At any time after the Distribution Date, the Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to (a) cure any ambiguity contained herein, (b) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions contained herein, (c) shorten or lengthen any time period hereunder, or (d) otherwise change, amend, or supplement any provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that from and after the Distribution Date, this Agreement shall not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights (other than Rights that have become null and void pursuant to Section 7(e) hereof) as such or cause this Agreement to become amendable other than in accordance with this Section 28. Any such supplement or amendment shall be evidenced by a writing executed by the Company and the Rights Agent. Without limiting the foregoing, the Company, by action of the Board, may at any time before any Person becomes an Acquiring Person amend this Agreement to make the provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction. For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of the Rights (and the shares of Preferred Stock issuable and deliverable upon the exercise of the Rights) as contemplated hereby and to ensure that an Acquiring Person and its Related Persons and transferees do not obtain the benefits thereof, and any amendment in respect of the foregoing shall be deemed not to adversely affect the interests of the holders of Rights. Upon the delivery of a certificate from an authorized officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment; provided that the Rights Agent shall not be obligated to enter into any supplement or amendment that adversely affects the rights, duties, obligations or immunities of the Rights Agent under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of the Common Shares.

Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 30. Determinations and Actions by the Board. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend or supplement this Agreement and whether any proposed amendment adversely affects the interests of the holders of Right Certificates). For all purposes of this Agreement, any calculation of the number of Common Shares or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the registered holders of the Rights and all other parties, and (y) not subject the Board, or any member thereof, to any liability to the registered holders of the Rights. The Rights Agent is entitled always to assume the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board shall not be entitled to reject any Qualifying Offer or any other tender offer or other acquisition proposal, or to recommend that holders of Common Shares or other voting securities of the Company reject any Qualifying Offer or any other tender offer or other acquisition proposal, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any Qualifying Offer or any other tender offer or other acquisition proposal that the Board determines in good faith is necessary or appropriate in the exercise of its fiduciary duties. For all purposes of this Agreement and to the extent permitted by law, any action taken by a duly authorized committee or subcommittee of the Board shall be deemed to be an action taken by the Board; provided, that for as long as the Special Committee is in existence, all references to the duties and powers of the Board in this Agreement shall be deemed to be references to the duties and powers of the Special Committee, and any action taken by the Special Committee or a duly authorized subcommittee thereof shall be deemed to be an action taken by the Board.

Section 31. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares, the Warrants and the shares of the Existing Preferred Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares, the Warrants and the shares of the Existing Preferred Stock).

Section 32. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 33. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such jurisdiction applicable to contracts made and to be performed entirely within such jurisdiction.

Section 34. Counterparts; Facsimiles and PDFs. This Agreement and any supplements or amendments hereto may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute one and the same instrument, it being understood that all parties need not sign the same counterpart. A signature to this Agreement executed or transmitted electronically (including by fax and .pdf) will have the same authority, effect and enforceability as an original signature. No party hereto may raise the use of such electronic execution or transmission to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 35. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Section 36. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 37. Further Assurance. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Rights Agent for its carrying out or performing the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AIADVERTISING, INC.

By:
Name:
Title:

Worldwide Stock Transfer, LLC, AS RIGHTS AGENT

By:
Name:
Title:

[SIGNATURE PAGE TO RIGHTS AGREEMENT]

EXHIBIT A

CERTIFICATE OF DESIGNATION

OF

SERIES J JUNIOR PARTICIPATING PREFERRED STOCK

OF

AIADVERTISING, INC.

(Pursuant to Section 78.1955 of the Nevada Revised Statutes)

AiAdvertising, Inc., a Nevada corporation (the “Company”), a corporation organized and existing under the laws of Nevada, pursuant to authority conferred upon the Board of Directors of the Company (the “Board”) by the Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), it has adopted resolutions (a) authorizing the creation of Series J Preferred Stock of the Company and (b) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, as follows:

1.   Designation and Amount. The shares of such series shall be designated as “Series J Junior Participating Preferred Stock” (the “Series J Preferred Stock”) and the number of shares constituting the Series J Preferred Stock shall be 700,000. Such number of shares may be increased or decreased by resolution of the Board prior to issuance; provided, however, that no decrease shall reduce the number of shares of the Series J Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into the Series J Preferred Stock; provided, further, that if more than a total of [●] shares of Series J Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of April [●], 2023, and as supplemented, restated or amended from time to time, by and between the Company and Worldwide Stock Transfer, LLC, as rights agent (the “Rights Agreement”), the Board shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded providing for the total number of shares of Series J Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

2.   Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Company (the “Preferred Stock”) (or any similar stock) ranking prior and superior to the shares of Series J Preferred Stock with respect to dividends, the holders of shares of the Series J Preferred Stock, in preference to the holders of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and of any other stock of the Company ranking junior to the Series J Preferred Stock, shall be entitled to receive, when, as and if declared by the Board out of funds of the Company legally available for the payment of dividends, quarterly dividends payable in cash on the last day of each fiscal quarter of the Company in each year, or such other dates as the Board shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series J Preferred Stock (the “Issue Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of the Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series J Preferred Stock. In the event the Company shall at any time after the Issue Date (A) declare and pay any dividend on the Common Stock payable in shares of Common Stock, or (B) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series J Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Company shall at any time declare or pay any dividend on the Series J Preferred Stock payable in shares of Series J Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series J Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series J Preferred Stock) into a greater or lesser number of shares of Series J Preferred Stock, then in each such case the amount to which holders of shares of Series J Preferred Stock were entitled immediately prior to such event under clause (ii) of the first sentence of this Section 2(a) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series J Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series J Preferred Stock outstanding immediately after such event.

(b) The Company shall declare a dividend or distribution on the Series J Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); and the Company shall pay such dividend or distribution on the Series J Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series J Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative, whether or not declared, on outstanding shares of Series J Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series J Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series J Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series J Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) calendar days prior to the date fixed for the payment thereof.

3.   Voting Rights. The holders of shares of Series J Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Articles of Incorporation or required by law, each share of Series J Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters upon which the holders of the Common Stock of the Company are entitled to vote. In the event the Company shall at any time after the Issue Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series J Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Company shall at any time declare or pay any dividend on the Series J Preferred Stock payable in shares of Series J Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series J Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series J Preferred Stock) into a greater or lesser number of shares of Series J Preferred Stock, then in each such case the number of votes per share to which holders of shares of Series J Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series J Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series J Preferred Stock outstanding immediately after such event.

(b) Except as otherwise provided herein, in the Articles of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series J Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(c) Except as set forth herein, or as otherwise provided by law, the holders of Series J Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4.   Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series J Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series J Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series J Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series J Preferred Stock, except dividends paid ratably on the Series J Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series J Preferred Stock, provided, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series J Preferred Stock or rights, warrants or options to acquire such junior stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series J Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series J Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.   Reacquired Shares. Any shares of Series J Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued, without designation as to series until such shares are once more designated as part of a particular series of Preferred Stock by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

6.   Liquidation, Dissolution or Winding Up. (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of the Common Stock or of shares of any other stock of the Company ranking junior, either as to dividends or upon liquidation, dissolution or winding up, to the Series J Preferred Stock unless, prior thereto, the holders of shares of Series J Preferred Stock shall have received $10,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided, that the holders of shares of Series J Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity either as to dividends or upon liquidation, dissolution or winding up with the Series J Preferred Stock, except distributions made ratably on the Series J Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event, however, that there are not sufficient assets available to permit payment in full of the Series J Preferred Stock liquidation preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series J Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series J Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences. In the event the Company shall at any time after the Issue Date (A) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (B) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series J Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of this Section 6(a) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Company shall at any time declare or pay any dividend on the Series J Preferred Stock payable in shares of Series J Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series J Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series J Preferred Stock) into a greater or lesser number of shares of Series J Preferred Stock, then in each such case the aggregate amount to which holders of shares of Series J Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of paragraph (a) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series J Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series J Preferred Stock outstanding immediately after such event.

(b) Neither the merger, consolidation or other business combination of the Company into or with another entity nor the merger, consolidation or other business combination of any other entity into or with the Company (nor the sale, lease, exchange or conveyance of all or substantially all of the property, assets or business of the Corporation) shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 6.

7.   Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property (payable in kind), then in any such case each share of Series J Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Company shall at any time after the Issue Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series J Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Company shall at any time declare or pay any dividend on the Series J Preferred Stock payable in shares of Series J Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series J Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series J Preferred Stock) into a greater or lesser number of shares of Series J Preferred Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series J Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series J Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series J Preferred Stock outstanding immediately after such event.

8.   No Redemption. The shares of Series J Preferred Stock shall not be redeemable from any holder.

9.   Rank. The Series J Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series J Preferred Stock, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock.

10. Amendment. At such time as any shares of Series J Preferred Stock are outstanding, if any proposed amendment to the Articles of Incorporation (including this Certificate of Designation) would materially alter, change or repeal any of the preferences, powers or special rights given to the Series J Preferred Stock so as to affect the Series J Preferred Stock adversely, then the holders of the Series J Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series J Preferred Stock, voting separately as a single class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the NRS.

11. Fractional Shares. Series J Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series J Preferred Stock.

IN WITNESS WHEREOF, the undersigned have signed and attested this Certificate of Designation on this [●]th day of April 2023.

AIADVERTISING, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	__________ Rights

NOT EXERCISABLE AFTER 5:00 P.M., NEW YORK CITY TIME, ON APRIL [●], 2033 UNLESS THE RIGHTS ARE EARLIER REDEEMED OR EXCHANGED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.0001 PER RIGHT AND TO EXCHANGE, IN EACH CASE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. THE RIGHTS EVIDENCED BY THIS CERTIFICATE SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION FOR THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY RELATED PERSON THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY BENEFICIALLY OWNED BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT BENEFICIAL OWNER, MAY BECOME NULL AND VOID AND NO LONGER TRANSFERABLE.

[THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY OR ON BEHALF OF A PERSON WHO IS, WAS OR BECAME AN ACQUIRING PERSON OR A RELATED PERSON OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF SUCH AGREEMENT.]5

RIGHTS CERTIFICATE

AIADVERTISING, INC.

[5]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

This certifies that ___________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April [●], 2023, and as supplemented, restated or amended from time to time (the “Rights Agreement”), by and between AiAdvertising, Inc., a Nevada corporation (the “Company”), and Worldwide Stock Transfer, LLC, as rights agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 p.m., New York City time, on April [●], 2033, or such earlier or later date as provided in the Rights Agreement, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one ten-thousandth of a fully paid, nonassessable share of Series J Junior Participating Preferred Stock, par value $0.001 per share, of the Company (a “Preferred Share”), at a purchase price of $0.032 in cash per one ten-thousandth of a Preferred Share (such purchase price, as may be adjusted, the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related certificate duly executed. The Company reserves the right to require prior to the occurrence of a Triggering Event that a number of Rights be exercised so that only whole Preferred Shares will be issued. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

This Rights Certificate is subject to all of the terms, covenants and restrictions of the Rights Agreement, which terms, covenants and restrictions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office or offices of the Rights Agent and are also available upon written request to the Rights Agent. If there is any conflict between this Rights Certificate and the Rights Agreement, the Rights Agreement shall govern.

In certain circumstances described in the Rights Agreement, the Rights evidenced thereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive capital stock, cash, or other assets of an entity other than the Company, all as provided in the Rights Agreement. Upon the occurrence (whether prior to, on or after the date of this Rights Certificate) of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are Beneficially Owned by (i) an Acquiring Person or a Related Person of any such Acquiring Person, (ii) a transferee of any such Acquiring Person or of any such Related Person thereof who becomes a transferee after the Acquiring Person becomes an Acquiring Person, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or prior to such transfer, became an Acquiring Person, or a Related Person of an Acquiring Person, such Rights shall become null and void and will no longer be transferable and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price, and the number of one ten-thousandths of a Preferred Share or other securities issuable upon exercise of a Right and the number of Rights outstanding are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, with the Form of Election and Certificate set forth on the reverse side properly completed and duly executed, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one ten-thousandths of a Preferred Share as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company under certain circumstances, at its option, at a redemption price of $0.0001 per Right, payable in cash, or other securities or property of the Company, as determined by the Board, in the exercise of its sole discretion, at any time prior to the earlier of (i) the Distribution Date, and (ii) the Final Expiration Date. The redemption of the Rights may be made effective at such time, on such basis, and subject to such conditions as the Board in its sole discretion may establish.

In addition, subject to the provisions of the Rights Agreement, under certain circumstances following the occurrence of a Section 11(a)(ii) Event, but before any person acquires Beneficial Ownership of fifty percent (50%) or more of the Common Shares, the then-outstanding and exercisable Rights (which shall not include Rights held by the Acquiring Person that shall have become null and void and nontransferable pursuant to the provisions of the Rights Agreement) may be exchanged, in whole or in part, for Common Shares at an exchange rate of one Common Share for each Right (subject to adjustment for certain events as provided in the Rights Agreement).

In any such exchange, the Company, at its option, may, and to the extent there are an insufficient number of authorized Common Shares not reserved for any other purpose to exchange for all of the outstanding Rights, shall, substitute Preferred Shares or other securities of the Company for some or all of the Common Shares exchangeable for Rights such that the aggregate value received by a holder of Rights in exchange for each Right is substantially the same value as one Common Share. The exchange of the Rights by the Company may be made effective at such time, on such basis, and subject to such conditions as the Board in its sole discretion may establish.

Immediately upon the action of the Board of the Company authorizing any such redemption or exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such redemption or exchange) will terminate and the Rights will only enable holders to receive the redemption price without any interest thereon or the shares issuable upon such exchange, as applicable.

No fractional Preferred Shares or fractional shares of other securities will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one ten-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as may otherwise be provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, unless and until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature or portable document format of the proper officers of the Company.

Dated as of __, 20__.

AIADVERTISING, INC.

By:
Name:
Title:

By:
Name:
Title:

Countersigned:

Worldwide Stock Transfer, LLC, as Rights Agent

By:
Name:
Title:

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED __________________________________________ hereby sells, assigns and transfers unto _________________________________________

(Please print name and address of transferee)

(Please spell out and include in numerals the

number of Rights being transferred by this Agreement)

of the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____ Attorney, to transfer the number of Rights indicated on the books of the within named Company, with full power of substitution.

Dated as of: __________ ___, 20__

SIGNATURE

By:
Name:
Title:

Medallion Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), at a guarantee level reasonably satisfactory to the Rights Agent. A notary public is not sufficient guarantee of a signature.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or a Related Person of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, he, she or it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or a Related Person of an Acquiring Person.

Dated as of: __________ ___, 20__

SIGNATURE

By:
Name:
Title:

Medallion Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), at a guarantee level reasonably satisfactory to the Rights Agent. A notary public is not sufficient guarantee of a signature.

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

[Form of Reverse Side of Rights Certificate – Continued]

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise any or all Rights evidenced by the Rights Certificate.)

To:	AIADVERTISING, INC.

The undersigned hereby irrevocably elects to exercise __________ (_______) Rights evidenced by this Rights Certificate to purchase the Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to or that such shares be credited to the book entry account of:

(Please print name, address and social security,

tax identification or other identifying number.)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name, address and social security,

tax identification or other identifying number.)

Dated: __________ ___, ____

SIGNATURE

By:
Name:
Title:

Medallion Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), at a guarantee level reasonably satisfactory to the Rights Agent. A notary public is not sufficient guarantee of a signature.

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or a Related Person of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, he, she or it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or a Related Person of an Acquiring Person.

Dated: __________ ___, ____

SIGNATURE

By:
Name:
Title:

Medallion Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), at a guarantee level reasonably satisfactory to the Rights Agent. A notary public is not sufficient guarantee of a signature.

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

AIADVERTISING, INC.

SUMMARY OF RIGHTS
TO PURCHASE PREFERRED STOCK

The Board of Directors (the “Board”) of AiAdvertising Inc., a Nevada corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Shares”), for each Common Share that the holders of the Company’s existing warrants (the “Warrants”) would be entitled to acquire upon complete exercise thereof, and for each Common Share into which the Company’s existing Series B, C, D, E, G and I preferred stock (in the case of Series I preferred stock, including any shares of Series I Preferred stock issued on or after the date of the Rights Agreement (as defined below) pursuant to that certain Securities Purchase Agreement, dated April [●], 2023, by and between the Company and Hexagon Partners, Ltd.) (the “Existing Preferred Stock”) are convertible in accordance with their respective terms. The dividend is payable on [●], 2023 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series J Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Shares”) at a price of $0.032 per one ten-thousandth of a share of Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of April [●], 2023, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Worldwide Stock Transfer, LLC, as Rights Agent (the “Rights Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

Until the earlier to occur of (i) the Close of Business on the tenth business day after a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 10% or more of the outstanding Common Shares and (ii) the Close of Business on the tenth business day after the commencement by any person of, or of the first public announcement of the intention of any person to commence, a tender or exchange offer the consummation of which would result in any person (other than an Excluded Person or Exempt Person) becoming the Beneficial Owner of 10% or more of the outstanding Common Shares (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Shares certificates (or book entry shares) outstanding as of the Record Date, by such Common Shares certificate (or book entry shares).

The Rights Agreement provides that, until the Distribution Date (or earlier expiration or redemption of the Rights), the Rights will be transferred with and only with the Common Shares, Warrants or Existing Preferred Stock. Until the Distribution Date (or earlier expiration or redemption of the Rights), new certificates issued after the Record Date for Common Shares, Warrants or Existing Preferred Stock upon transfer or for new issuances of Common Shares will contain a legend incorporating the Rights Agreement by reference and notice of such legend will be furnished to holders of book entry shares. Until the Distribution Date (or earlier expiration or redemption of the Rights), the surrender for transfer of any certificates for Common Shares, Warrants or Existing Preferred Stock (or book entry Common Shares, Warrants or Existing Preferred Stock) outstanding as of the Record Date, even without such legend or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares, Warrants or Existing Preferred Stock represented by such certificate or registered in book entry form. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the “Rights Certificate”) will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire prior to the earliest of (i) the close of business on April [●], 2033, (ii) the time at which the Rights are redeemed or exchanged by the Company, in each case as described below, and (iii) upon the occurrence of certain transactions.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount equal to 10,000 times the dividend declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a minimum preferential payment of the greater of (i) $10,000.00 per share (plus any accrued but unpaid dividends), and (ii) an amount equal to 10,000 times the payment made per Common Share. Each Preferred Share will have 10,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which outstanding Common Shares are converted or exchanged, each Preferred Share will be entitled to receive 10,000 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one ten-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

In the event that any person becomes an Acquiring Person, each holder of a Right, other than Rights Beneficially Owned by the Acquiring Person, Related Persons of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will, following the Distribution Date, have the right to receive upon exercise of a Right that number of shares of Common Shares (or at the option of the Company, other securities of the Company) having a market value of two times the purchase price of the Right, unless the Rights were earlier redeemed or exchanged.

In the event that, after a person become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, Related Persons of the Acquiring Person and certain transferees thereof which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the purchase price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board may exchange all or part of the Rights (other than Rights Beneficially Owned by such Acquiring Person and certain transferees thereof which will have become null and void), at an exchange ratio of three shares of Common Shares per Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Shares or Common Shares will be issued (other than fractions of shares of Preferred Shares which are integral multiples of one ten-thousandth of a share of Preferred Shares, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Shares or the Common Shares.

At the earlier of the Close of Business on the tenth Business Day following the Shares Acquisition Date and the Final Expiration Date, the Board may authorize the redemption of the Rights in whole, but not in part, at a price of $0.0001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, Common Shares or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon the action of the Board ordering the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

In the event the Company receives a Qualifying Offer (as defined in the Rights Agreement) and the Company does not redeem the outstanding Rights, the Company may exempt such Qualifying Offer from the Rights Agreement, or call a special meeting of stockholders to vote on whether or not to exempt such Qualifying Offer from the Rights Agreement, in each case within ninety (90) Business Days of the commencement of the Qualifying Offer (the “Board Evaluation Period”). The holders of record of ten percent (10%) or more of the outstanding Common Shares (excluding Common Shares that are Beneficially Owned by the Person making the Qualifying Offer) may submit a written demand directing the Board to submit a resolution exempting the Qualifying Offer from the Rights Agreement to be voted upon at a special meeting to be convened within ninety (90) Business Days following the last day of the Board Evaluation Period (the “Special Meeting Period”). The Board must take the necessary actions to cause such resolution to be submitted to a vote of stockholders at a special meeting within the Special Meeting Period; however, the Board may recommend in favor of or against or take no position with respect to the adoption of the resolution, as it determines to be appropriate in the exercise of the Board’s fiduciary duties.

Prior to the Distribution Date, the Company may from time to time in its sole discretion supplement or amend the Rights Agreement in any respect without the approval of any holders of Rights, and the Rights Agent shall, if the Company so directs, execute such supplement or amendment. At any time after the Distribution Date, the Company may amend or supplement the Rights Agreement without the approval of any holders of Rights, including, without limitation, in order to (i) cure any ambiguity, (ii) correct or supplement any provision of the Rights Agreement that may be defective or inconsistent with any other provisions of the Rights Agreement, (iii) shorten or lengthen any time period in the Rights Agreement or (iv) otherwise change, amend or supplement any provision that the Company may deem necessary or desirable. However, from and after the Distribution Date, the Rights Agreement may not be amended or supplemented in any manner that would, among other things, adversely affect the interests of the holders of Rights (other than holders of Rights that have become null and void).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

EXHIBIT C

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

EXHIBIT D

FORM OF AMENDED BYLAWS